                                                                    EXHIBIT 10.1


================================================================================




                            PRODUCT RIGHTS AGREEMENT

                                  By and Among

                     the WYETH-AYERST RESEARCH division of

                      AMERICAN HOME PRODUCTS CORPORATION,

                     the LEDERLE PHARMACEUTICAL division of

                           AMERICAN CYANAMID COMPANY

                                      and

                              IMMUNEX CORPORATION



                          Effective as of July 1, 1998



================================================================================

-----------------
*Confidential Treatment Requested.

                               TABLE OF CONTENTS

                                    CONTENTS

ARTICLE 1.  DEFINITIONS.............................................................    2

ARTICLE 2.  TERMINATION OF CERTAIN EXISTING AGREEMENTS..............................   16

ARTICLE 3.  FORMER INOP ROYALTY PRODUCTS............................................   18

ARTICLE 4.  FORMER INOPS; COMBINATION STUDIES; DISCOVERY COLLABORATIONS.............   19

ARTICLE 5.  PRODUCT CALLS...........................................................   20

ARTICLE 6.  IMMUNEX'S CONVERSION RIGHTS; AHP'S REPLACEMENT PRODUCT CALL.............   29

ARTICLE 7.  TRANSFER OF IMMUNEX TECHNOLOGY..........................................   37

ARTICLE 8.  AMENDED ROFR............................................................   39

ARTICLE 9.  CONFIDENTIALITY.........................................................   42

ARTICLE 10. REPRESENTATIONS AND WARRANTIES..........................................   44

ARTICLE 11. INDEMNIFICATION.........................................................   45

ARTICLE 12. CURRENCY................................................................   46

ARTICLE 13. TERM; TERMINATION.......................................................   47

ARTICLE 14. PUBLIC ANNOUNCEMENTS; USE OF NAMES......................................   49

ARTICLE 15. INDEPENDENT PARTIES.....................................................   50

ARTICLE 16. EXPORT CONTROLS.........................................................   50

ARTICLE 17. MISCELLANEOUS...........................................................   50

EXHIBIT A  SCHEDULE OF INITIAL FEES, MILESTONES AND ROYALTIES  (Tables I and II)

EXHIBIT B  CRITERIA FOR TRIGGERING AHP'S AMENDED ROFR TO "IMMUNEX TECHNOLOGY"

EXHIBIT C  ROYALTY AGREEMENT

                            PRODUCT RIGHTS AGREEMENT

     THIS PRODUCT RIGHTS AGREEMENT (the "Agreement"), effective as of the 1st
                                         ---------
day of July, 1998, by and among AMERICAN HOME PRODUCTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware

("AHP"), acting through its Wyeth-Ayerst Research Division
  ---

     ("W-AR"), AMERICAN CYANAMID COMPANY, a corporation organized and existing
       ----
under the laws of Maine and a wholly-owned subsidiary of AHP ("ACY"), acting
                                                               ---
through its Lederle Pharmaceutical (formerly Lederle Laboratories) division

("Lederle"), and IMMUNEX CORPORATION, a corporation organized and existing under
---------
the laws of the State of Washington, together with its Affiliates (as defined herein) ("Immunex").
          -------

     WHEREAS, Immunex and ACY entered into that certain Research and Development Agreement dated as of June 1, 1993 providing for, among other things, the financial support by Immunex of oncology research and development by ACY and their collaboration in oncology research and development on the terms and conditions set forth therein; and

     WHEREAS, Immunex and ACY entered into that certain Immunex New Oncology Product License Agreement dated as of June 1, 1993 providing for, among other things, ACY's rights to INOPs (as defined herein) in the Wyeth Territory (as defined herein); and

     WHEREAS, after AHP's acquisition of ACY in 1994, the oncology research and development activities of ACY have been conducted by W-AR and Lederle (collectively, "Wyeth"); and
                -----

     WHEREAS, Immunex, AHP and ACY terminated the Research and Development Agreement and replaced it with the Research Agreement dated July 1, 1996 providing for, among other things, a specified level of annual financial support by Immunex of oncology research and development by AHP, and defining Immunex's rights to WNOPs (as defined herein) in the Immunex Territory (as defined herein), and certain rights applicable to Immunex products and technologies as set forth in Article 4 thereof, all on the terms and conditions set forth therein; and

     WHEREAS, Immunex and ACY entered into that certain Amendment No. 1 to Immunex New Oncology Product License Agreement dated as of July 1, 1996 providing for, among other things, the global development of Elected INOPs (as defined therein) on the terms and conditions set forth therein; and

     WHEREAS, AHP and Immunex entered into a FLT-3 Ligand License and Development Agreement effective as of July 1, 1996 providing for, among other things, the development and commercialization of FLT-3 Ligand (as defined therein) in the Wyeth Territory on the terms and conditions set forth therein; and

     WHEREAS, the Parties (as defined herein) desire to terminate the Research Agreement (as defined herein), the Amended INOP Agreement (as defined herein), the FLT-3 Ligand Agreement (as defined herein), and certain other agreements, and to replace such agreements with this Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

     The following terms, whether used in the singular or the plural, shall have the meanings designated to them under this Article unless otherwise specifically indicated.

1.1  "Affiliate" shall mean any corporation or business entity of which a Party
      ---------
     owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party. For purposes of this Agreement, the Parties and their Affiliates shall not be deemed to be Affiliates of each other.

1.2  "Allocable Cost" shall mean the following costs, which shall be determined
      --------------
     in accordance with allocation principles established by mutual agreement of Immunex and AHP, and which shall be in accordance with generally accepted accounting principles consistently applied:

     (a) payroll direct labor, including taxes and benefits based on hours captured by time reports, and direct charges;

     (b) indirect supplies and department overhead, including indirect department expenses that are allocated to projects based on the cost of direct labor;

     (c) facility overhead, including rent, depreciation, utilities and facilities support, all of which are allocated to projects based on the cost of direct labor; and

     (d) general overhead, including infrastructure services such as purchasing, information systems, etc., all of which are allocated to projects based on the cost of direct labor.

1.3  "Amended INOP Agreement" shall mean the Immunex New Oncology Product
      ----------------------
     License Agreement, dated as of June 1, 1993, between Immunex and ACY, as amended by Amendment No. 1 to Immunex New Oncology Product License Agreement dated as of July 1, 1996.

1.4  "Amended ROFR" shall mean AHP's rights applicable to Covered Properties (as
      ------------
     defined herein), as set forth in Article 8 hereof.

1.5  "BLA" shall mean a biologics license application, or any successor filing
      ---
     thereto with the FDA, and shall be deemed to include any counterpart regulatory filing with the EMEA.

1.6  "Calendar Quarter" shall mean each three (3)-month period commencing the
      ----------------
     first day of January, April, July and October of each Calendar Year (as defined herein).

1.7  "Calendar Year" shall mean each twelve (12)-month period commencing January
      -------------
     1 of each year after the Effective Date (as defined herein) through the end of the Term (as defined herein) of this Agreement.

1.8  "Candidate Product Opportunity" shall mean, with respect to a Candidate
      -----------------------------
     Product, either that (a) AHP shall have requested and obtained Complete Product Information (as defined herein) with respect to such Candidate Product and been accorded time sufficient to exercise a Product Call (as defined herein) for such Candidate Product as provided in Article 5 hereof or (b) AHP shall have otherwise exercised a Product Call.

1.9  "Candidate Products" shall mean the Immunex Products (as defined herein)
      ------------------
     for which AHP shall have a right to exercise a Product Call hereunder, provided, however, that notwithstanding anything herein to the contrary, AHP shall not have a right to exercise a Product Call with respect to any Excluded Immunex Product (as defined herein).

1.10  "Combination Products" shall mean any pharmaceutical or biological
       --------------------
     preparation in finished form that contains a particular Royalty Product (as defined herein) in combination with one or more other active ingredients.

1.11  "Complete Product Information" shall mean complete Immunex information
       ----------------------------
     with respect to a Candidate Product, including but not limited to, all available pre-clinical and clinical safety, efficacy and other relevant data, manufacturing information, information necessary to conduct patent due diligence, and a disclosure of all noncancellable executory obligations of Immunex under agreements with Third Parties (as defined herein) relating to such Candidate Product.

1.12  "Confidential Information" shall mean any scientific, technical, trade or
       ------------------------
     business information possessed, obtained by, developed for or given to the disclosing Party which is treated by the disclosing Party as confidential or proprietary including, without limitation, Materials (as defined herein), formulations, techniques, methodology, assay systems, formulae, procedures, tests, equipment, data, reports, know-how, sources of supply, patent positioning, relationships with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research, development, manufacturing, marketing or other projects of the disclosing Party, and any other confidential information about or belonging to the disclosing Party's suppliers, licensors, licensees, partners, Affiliates, customers, potential customers or others.

     "Confidential Information" shall not include information that

     (a) was known to the receiving Party at the time it was disclosed hereunder, other than by previous disclosure by the disclosing Party, as evidenced by the receiving Party's written records at the time of such disclosure;

     (b) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement;

     (c) is lawfully and in good faith made available to the receiving Party by a Third Party who did not derive it, directly or indirectly, from the disclosing Party; or

     (d) the receiving Party can demonstrate was independently developed without the use of the disclosing Party's Confidential Information.

     For purposes of illustration, the Confidential Information may be contained in various media, including, without limitation, Complete Product Information, Phase II Product Information (as defined herein), records of research data and observations, records and results of preclinical and clinical trials, patent applications, regulatory filings, computer programs, manuals, plans, drawings, designs, specifications, supply and customer lists, internal financial data and other documents and records of the disclosing Party, whether or not labeled or identified as "Confidential."

1.13 "Conversion Rights" shall mean Immunex's rights under Section 6.1 hereof.
      -----------------

1.14 "Converted Product" shall mean a Candidate Product for which
      -----------------

     (a)  AHP has exercised a Product Call,

     (b) Immunex has exercised one of its Conversion Rights within the time period applicable thereto, and

     (c) the Parties have entered into a Converted Product Agreement (as defined herein) as set forth in Section 6.1(a) hereof.

1.15 "Covered Properties" shall mean Immunex Products and Immunex Technology
      ------------------
     (as defined herein), both of which are subject to the Amended ROFR (as defined herein) set forth in Article 8 hereof. "Covered Property" shall
                                                      ----------------
     mean either Immunex Products or Immunex Technology, as the context requires.

1.16 "Discovery Collaboration" shall mean any Immunex research collaboration
      -----------------------
     with a Third Party to identify New Product Leads (as defined herein), including but not limited to, collaborations involving molecule screening, rational drug design, genomics research, biological activity testing, or creation of transgenics.

1.17 "Distributor" shall mean any Third Party that purchases a Royalty Product
      -----------
     in finished form (in final packaged form bearing the applicable Party's or its Affiliate's tradedress) for resale in any part of the world.

1.18 "EMEA" shall mean the European Medicines Evaluation Agency, or any
      ----
     successor agency.

1.19 "Effective Date" shall mean the effective date of this Agreement, which
      --------------
     shall be the date appearing at the beginning of this Agreement.

1.20 "Elected Product" shall mean a Candidate Product for which
      ---------------

     (a)  AHP has exercised a Product Call,

     (b) Immunex has not exercised one of its Conversion Rights within the time period applicable thereto, and

     (c) the Parties have entered into an Elected Product Agreement (as defined herein) as set forth in Section 5.3(a) hereof.

1.21 "Excluded Immunex Products" shall mean the following products:
      -------------------------

     (a)  the Former INOPs (as defined herein);

     (b)  any Paclitaxel Product (as defined herein);

     (c)  Interleukin-4 receptor, subject to Section 8.6 hereof;

     (d) any drug product comprising tumor necrosis factor receptor, as defined in the TNFR Agreement (as defined herein), including Enbrel (TNFR:Fc);

     (e)  Third Party Products (as defined herein);

     (f)  any product marketed by Immunex as of the Effective Date; and

     (g)  any Converted Product,

     in each case including any Immunex Technology to the extent related thereto, and also including all improvements, analogs, derivatives, combination products, new approved indications or formulations, and also including gene therapy products based on DNAs encoding such molecules.

1.22 "Excluded Wyeth Products" shall mean the following products:
      -----------------------

     (a)  CMA-676;

     (b)  CMB-401;

     (c)  DRA-099;

     (d)  CYA-246;

     (e)  CCI-779 (formerly WAY-130779);

     (f)  EKI-785 (formerly CL-387785);

     (g)  ERA-923 (formerly CYA-923); and

     (h) any product resulting from the research and development of Monsanto Company or its affiliates, or marketed by Monsanto Company or its affiliates on or before January 1, 1999.

     in each case including all improvements, analogs, derivatives, combination products, new approved indications or formulations, and also including gene therapy products based on DNAs encoding such molecules.

1.23 "Exercise Period" shall mean, with respect to a Candidate Product, the
      ---------------
     first to occur of the following events:

     (a) the ninety (90)-day period after receipt by AHP of Complete Product Information, or

     (b) if AHP has not requested Complete Product Information with respect to such Candidate Product prior to the date Immunex provides a Product Call Alert Notice (as defined herein) to AHP hereunder, the ninety
          (90)-day period after the date by which Immunex has provided the Product Call Alert Notice and Complete Product Information to AHP, subject to Section 5.1(b) hereof.

1.24 "FDA" shall mean the U.S. (as defined herein) Food and Drug
      ---
     Administration, or any successor entity thereto.

1.25 "FLT-3 Ligand Agreement" shall mean the FLT-3 Ligand License and
      ----------------------
     Development Agreement between Immunex and AHP effective as of July 1, 1996.

1.26 "FLT-3 Ligand Products" shall mean any human health product having
      ---------------------
     therapeutic and/or prophylactic effects on disease that includes a human Flt-3 ligand polypeptide and is claimed by Immunex Granted Patents (as defined herein) or Joint Granted Patents (as defined herein).

1.27 "First BLA/NDA Approval" shall mean the first BLA or NDA (as defined
      ----------------------
     herein) approval by the FDA or the EMEA with respect to an Elected Product or a Converted Product, as the case may be.

1.28 "First BLA/NDA Filing" shall mean the first BLA or NDA filing with the FDA
      --------------------
     or the EMEA with respect to an Elected Product or a Converted Product, as the case may be, which filing is accepted for review by such regulatory authority.

1.29 "First Commercial Sale" shall mean the date on which a Royalty Product is
      ---------------------
     delivered to a Third Party pursuant to a binding agreement of sale (which may consist of an invoice acknowledging a purchase order) in the applicable country following the date of regulatory approval of such Royalty Product in such country or, if no such approval is required, following the date on which a Party, or its Affiliate, licensee or sublicensee, as applicable, determines to commercially launch such Royalty Product in such country.

1.30 "First Conversion Right" shall mean the first Conversion Right exercised
      ----------------------
     by Immunex, if at all, in accordance with Section 6.1 hereof.

1.31 "Former INOPs" shall mean
      ------------

     (a)  CD40 ligand,

     (b)  FLT-3 Ligand,

     (c)  IL-15, and

     (d) Leukine(R) (sargramostim, GM-CSF), Pixykine(R) (GM-CSF/IL-3 fusion protein) and other GM-CSF fusion proteins,

     in each case including any Immunex Technology related thereto, and also including all improvements, analogs, derivatives, combination products, new approved indications or formulations, and also including gene therapy products based on DNAs encoding such molecules.

1.32 "Former INOP Royalty Products" shall mean
      ----------------------------

     (a)  FLT-3 Ligand Products,

     (b)  GM-CSF Products (as defined herein), and

     (c)  IL-15 Products (as defined herein).

1.33 "GM-CSF Products" shall mean any human health product having therapeutic
      ---------------
     and/or prophylactic effects on disease that includes Sargramostim (as defined herein).

1.34 "Governance Agreement" shall mean the Amended and Restated Governance
      --------------------
     Agreement among ACY, Lederle Oncology Corporation and Immunex Corporation dated as of December 15, 1992, and shall be deemed to include the agreement between Immunex and AHP dated as of September 23, 1994 related to the protection of Immunex's rights under the Governance Agreement.

1.35 "Granted Patents" shall mean any claims of an issued and unexpired Patent
      ---------------
     (as defined herein) that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, or that remains unappealable or unappealed within the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, and shall refer to patents owned solely by Immunex ("Immunex
                                                                     -------
     Granted Patents") or patents owned jointly by the Parties or their
     ---------------
     Affiliates ("Joint Granted Patents"), however appropriate.
                  ---------------------

1.36 "Health Care Market" shall mean end users of health care products, health
      ------------------
     care professionals or treatment providers, hospitals, clinics, health maintenance organizations, wholesalers, Distributors, manufacturers of systems or equipment that incorporate Covered Properties as enabling technology, operating components or reagents, and Third Parties who assist in the sale, marketing or distribution of Covered Products other than by co-promotion or co-marketing arrangements.

1.37 "IL-15 Products" shall mean any human health product having therapeutic
      --------------
     and/or prophylactic effects on disease that includes a human Interleukin-15 polypeptide and is claimed by Immunex Granted Patents or Joint Granted Patents.

1.38 "IND" shall mean a U.S. Investigational New Drug Application, or any
      ---
     successor filing thereto.

1.39 "IND Track Status" shall mean that
      ----------------

     (a) Immunex has formally accorded a Candidate Product status as an IND-track product, or

     (b)  Wyeth has formally accorded a WNOP status as an IND-track product,

     as the case may be, or the equivalent status under any subsequent product development system or organization as may be adopted by the Parties from time to time.

1.40 "Immunex Intellectual Property" shall mean, with respect to an Elected
      -----------------------------
     Product, Immunex Patents (as defined herein), Immunex's interest in Joint Patents and Immunex Technology.

1.41 "Immunex New Oncology Product" or "INOP" shall have the meaning accorded
      ----------------------------      ----
     thereto in the Amended INOP Agreement.

1.42 "Immunex Patents" shall mean all Immunex Granted Patents and patent
      ---------------
     applications and any Third Party patents and patent applications in which Immunex has a licensable interest, that are necessary in order to develop, make, have made, use, import, offer for sale or sell a particular Royalty Product, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protection certificate or other means by which greater effective patent protection is extended that exist as of the Effective Date of or are issued or filed at any time during the Term of this Agreement.

1.43 "Immunex Products" shall mean all products heretofore or hereafter
      ----------------
     discovered, developed or acquired by Immunex other than the Former INOPs and the Paclitaxel Products. Immunex Products shall exclude any product to the extent that Immunex cannot grant rights to AHP hereunder due to preexisting agreements entered into prior to December 15, 1992. However, should Immunex have any such rights returned to it, Immunex shall notify AHP of the extent to which the returned rights allow that product to be deemed an Immunex Product.

1.44 "Immunex Technology" shall mean all technical data, and business and other
      ------------------
     commercial information relating to Immunex Products that are owned or controlled by Immunex and for which Immunex has a right to disclose or license to AHP hereunder, including techniques, discoveries, inventions, processes, know-how, Materials, regulatory data and information of any kind including pre-clinical and clinical experimental results, and any other information reasonably necessary to permit AHP to develop, make, have made, use, import, offer for sale or sell an Immunex Product in accordance with the terms hereof as either an Elected Product or a Covered Property, as the case may be, in whatever form kept and whether or not such information is patentable, copyrightable, or subject to trademark protection, and whether or not such aforementioned intellectual property protection has been sought.

1.45 "Immunex Territory" shall mean North America (as defined herein).
      -----------------

1.46 "Joint Patents" shall mean all Joint Granted Patents and patent
      -------------
     applications of which AHP and/or its Affiliates is a joint owner with Immunex, as determined by the patent laws of the applicable country or as otherwise expressly provided for by the Parties, that are necessary in order to make, have made, use, import, offer for sale or sell a particular Royalty Product, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protection certificate or other means by which greater effective patent protection is extended that exist as of the Effective Date of or are issued or filed at any time during the Term of this Agreement.

1.47 "Manufacturing Cost" shall mean, for each quantity of an Elected Product,
      ------------------
     the cost to Immunex for direct raw materials, direct labor (salary and benefits), reasonable overhead charges relating to the manufacture and quality control testing of such Elected Product, delivery charges for such Elected Product, and other direct and allocable indirect costs to manufacture such Elected Product, including but not limited to, royalties to any Third Party on licensed technology, manufacturing charges for inventory adjustments, for offgrade or defective material, handling losses, physical adjustments, salvage and start-up, all such costs and charges to be calculated on a basis consistent with then current methods and practices applied to all other products manufactured by the manufacturing party, as the case may be, at the facility or facilities used for production plus appropriately allocated manufacturing general and administrative costs determined by allocation principles established by mutual agreement of the Parties which shall be in accordance with generally accepted accounting principles, consistently applied. If an Elected Product is manufactured by a Third Party, the Manufacturing Cost shall be the amount payable to the Third Party on arm's-length dealing with such Third Party plus any costs needed to complete manufacture and quality control testing of such Elected Product, and delivery charges for such Elected Product. Manufacturing Cost shall not include capital costs (other than depreciation), or opportunity costs for contract manufacturing.

1.48 "Market Launch" shall mean, on a country-by-country basis, the First
      -------------
     Commercial Sale of a Royalty Product in that country.

1.49 "Materials" shall include, without limitation, compounds, culture media,
      ---------
     DNA, RNA, and fragments thereof, genes and other nucleotide constructs, plasmids, vectors, development strains, expression systems, cells, cell lines, organisms, antibodies, hybridomas, clones, peptides, protein compositions, colonies, animal models, promoters, epitopes, microorganisms and any other biological substances, as well as the information embodied therein, that are necessary in developing, manufacturing, using, marketing or selling an Immunex Product or Immunex Technology in accordance with the terms hereof, as the case may be.

1.50 "NDA" shall mean a new drug application, or any successor filing thereto
      ---
     with the FDA, and shall be deemed to include any counterpart regulatory filing with the EMEA.

1.51 "Net Sales" shall mean the gross invoice price of a particular Royalty
      ---------
     Product sold by a Party, its Affiliates, sublicensees, Distributors or other designees to a Third Party after deducting, if not already deducted in the amount invoiced:

     (a) the standard inventory cost (actual acquisition cost) of devices used for dispensing or administering such Royalty Product and that accompany such Royalty Product as it is sold;

     (b)  then normal or customary trade, cash, and/or quantity discounts;

     (c)  returns, allowances, free goods, rebates and chargebacks;

     (d)  retroactive price reductions applicable to sales of such Royalty
          Product;

     (e) fees paid to Distributors, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organizations and managed care entities;

     (f)  sales taxes, excise taxes, tariffs and duties; and

     (g) two percent (2%) of the amount invoiced to cover bad debt, freight or other transportation costs, insurance charges, additional special packaging, and other governmental charges.

1.52 "New Product Lead" shall mean an Immunex Product, or a compound, molecule
      ----------------
     or substance owned or controlled by Immunex for which a pharmacological or therapeutic utility has been demonstrated in an in vitro or in vivo
                                                     --------    -------
     experiment.

1.53 "North America" shall mean the U.S. and Canada.
      -------------

1.54 "Paclitaxel Products" shall mean any drug product comprising paclitaxel.
      -------------------

1.55 "Party" or "Parties" shall mean Immunex, AHP and/or ACY, as the context
      -----      -------
     requires. For purposes of this Agreement, AHP and ACY shall be deemed the same Party unless otherwise specified herein.

1.56 "Patents" shall mean Immunex Patents and Joint Patents.
      -------

1.57 "Phase I" shall mean, with respect to a Candidate Product, Elected
      -------
     Product, Converted Product or Covered Property, the period of product development commencing with enrollment of the first patient in a clinical trial of such Candidate Product, Elected Product, Converted Product or Covered Property, as the case may be, and ending upon commencement of Phase II (as defined herein), where the clinical trial is sponsored by a Party or its Affiliates or sublicensees.

1.58  "Phase II" shall mean, with respect to a Candidate Product, Elected
       --------
     Product, Converted Product or Covered Property, the period of product development commencing with enrollment of the first patient in a clinical trial designed to assess safety and efficacy of such Candidate Product, Elected Product, Converted Product or Covered Property, as the case may be, that is not a Phase III (as defined herein) trial, and ending upon commencement of Phase III, where the clinical trial is sponsored by a Party or its Affiliates or sublicensees.

1.59 "Phase II Product Information" shall mean data from the first placebo-
      ----------------------------
     controlled or otherwise appropriately controlled Phase II clinical trial that demonstrates safety and statistically significant efficacy of a Candidate Product or a Third Party Product, as the case may be, in a patient group appropriate for the indication studied.

1.60 "Phase III" shall mean, with respect to a Candidate Product, Elected
      ---------
     Product, Converted Product or Covered Property, the period of product development commencing with enrollment of the first patient in a placebo-controlled or otherwise appropriately controlled clinical trial that is sized to demonstrate product efficacy, pivotal clinical trial, or other clinical trial intended to demonstrate efficacy for registration of such Candidate Product, Elected Product, Converted Product or Covered Property, as the case may be, and ending upon filing of a BLA/NDA, where the clinical trial is sponsored by a Party or its Affiliates or sublicensees.

1.61 "Product Call" shall mean AHP's right to exercise an option to acquire
      ------------
     exclusive worldwide rights (or, if less than exclusive worldwide rights are held by Immunex, all of Immunex's rights) to develop, make, have made, use, market, distribute, import, offer for sale and sell a Candidate Product for all indications. "Product Call" shall also be deemed to include AHP's Replacement Product Call (as defined herein).

1.62 "Product Call Alert Notice" shall mean the written notice provided by
      -------------------------
     Immunex to AHP in accordance with Section 5.1 hereof that the Phase II Product Information is available with respect to a Candidate Product.

1.63 "Product Call Termination Event" shall mean the first occurrence of any of
      ------------------------------
     the following events, in which case AHP's right to exercise additional Product Calls shall immediately terminate:

     (a) AHP shall have exercised Product Calls and entered into Elected Product Agreements with Immunex as set forth in Section 5.3(a) hereof with respect to four (4) Candidate Products, subject to Section 6.1(g) hereof with respect to Immunex's Conversion Rights and AHP's Replacement Product Call, respectively;

     (b) Upon the tenth (10th) anniversary of the Effective Date, provided however, that in the event that Immunex shall have exercised its Second Conversion Right (as defined herein), then upon the eleventh
          (11th) anniversary of the Effective Date; or

      (c)  Upon the later of

           (1)  the fifth (5th) anniversary of the Effective Date, or

           (2) the date by which AHP shall have been provided with an aggregate of eight (8) Candidate Product Opportunities, provided, however, that in the event AHP exercises its Replacement Product Call and at the time of such exercise AHP has been provided at least six
                (6) Candidate Product Opportunities (out of the 8 Candidate Product Opportunities), then AHP shall receive one additional Candidate Product Opportunity, and this provision shall thereafter refer to the date by which AHP shall have been provided with an aggregate of nine (9) Candidate Product Opportunities.

1.64 "Replacement Product Call" shall mean AHP's right, which may be
      ------------------------
      exercisable with respect to one Conversion Right only, to have Immunex grant AHP a replacement Product Call in accordance with Section 6.1(f) hereof.

1.65 "Research Agreement" shall mean the Research Agreement among Immunex, AHP
      ------------------
      and ACY dated as of July 1, 1996.

1.66 "Royalty Product" shall mean any of the following products:
      ---------------

      (a)  any Former INOP Royalty Product;

      (b)  any Elected Product; and

      (c) any Converted Product, except as otherwise provided in Section 6.1(f) hereof.

1.67  "Sargramostim" shall mean the GM-CSF Product licensed by the FDA under
       ------------
      License No. 1132.

1.68  "Second Conversion Right" shall mean the second Conversion Right
       -----------------------
      exercised by Immunex, if at all, in accordance with Section 6.1 hereof.

1.69  "TNFR Agreement" shall mean the TNFR License and Development Agreement
       --------------
      between AHP and Immunex dated as of July 1, 1996.

1.70  "Term" shall have the meaning set forth in Section 13.1(c) hereof.
       ----

1.71  "Third Party" shall mean any party other than Immunex, AHP, ACY and their
       -----------
      respective Affiliates.

1.72  "Third Party Product" shall mean any product acquired or licensed by
       -------------------
      Immunex from a Third Party that is acquired after Phase II Product Information for such product is available.

1.73  "U.S." shall mean the United States of America, its territories and
       ----
      possessions, and the Commonwealth of Puerto Rico.

1.74  "Wyeth New Oncology Products" or "WNOPs" shall have the meaning accorded
       ---------------------------      -----
      thereto in the Research Agreement.

1.75  "Wyeth Territory" shall mean all of the countries of the world except
       ---------------
      North America.

1.76  Each of the following definitions are found in the Agreement as indicated:


                                                                       Section
                                                                  ------------------
"Amended ROFR Term"                                                    13.1(b)
 -----------------
"Converted Product Agreement"                                          6.1(a)
 ---------------------------
"Defaulting Party"                                                     13.2(a)
 ----------------
"Elected Product Agreement"                                            5.3(a)
 -------------------------
"Immunex Granted Patents"                                              1.35
 -----------------------
"Indemnitee"                                                           11.3
 ----------
"Indemnitor"                                                           11.3
 ----------
"Insolvent Party"                                                      13.2(b)(1)
 ---------------
"Joint Granted Patents"                                                1.35
 ---------------------
"Liabilities"                                                          11.1
 -----------

"License Right"                                                        2.1(c)
 -------------
"Nondefaulting Party"                                                  13.2(a)
 -------------------
"Product Call Term"                                                    13.1(a)
 -----------------
"ROFR"                                                                 2.1(b)
 ----
"Royalty Agreement"                                                    3.1(a)
 -----------------
"TACE"                                                                 17.12
 ----

             ARTICLE 2.  TERMINATION OF CERTAIN EXISTING AGREEMENTS

2.1  Termination of Research Agreement; Amended ROFR; Immunex's Right to WNOPs.
     -------------------------------------------------------------------------

     (a)  Termination of Research Agreement.  As of the Effective Date, (1) the
          ---------------------------------
          Research Agreement and all licenses and other rights granted or conveyed therein shall terminate, except as set forth in Section 2.1(b) and (c) below and in Paragraph 8.06 of the Research Agreement and (2) Immunex shall cease funding of all oncology research and development by Wyeth and its Affiliates thereunder. Immunex has paid AHP a total of Eight Million Two Hundred Fifty-Eight Thousand Thirty-Three Dollars ($8,258,033) in funding for such oncology research and development for the period from January 1, 1998 through June 30, 1998. Such payment amount fully satisfies Immunex's payment obligations under Article 3 of the Research Agreement.

     (b)  Amended ROFR.  Wyeth's rights under Article 4 of the Research
          ------------
          Agreement (the "ROFR") are hereby amended and restated in the Amended
                          ----
          ROFR as set forth in Article 8 hereof. Except as set forth in Section
          8.6 below, nothing in this Agreement shall be deemed to nullify or rescind any actions taken by the Parties under the Research Agreement with respect to the ROFR.

     (c)  Immunex Right to Obtain Exclusive License to WNOPs.  In consideration
          --------------------------------------------------
          for payments made by Immunex in support of Wyeth Internal Oncology Discovery (as defined in the Research Agreement) prior to the Effective Date, AHP hereby grants and agrees to grant to Immunex the right as set forth in Article 2 of the Research Agreement to obtain an exclusive license in the Immunex Territory with respect to any WNOP formally accorded IND Track Status by Wyeth after the Effective Date and on or before December 31, 1998 that was identified by Wyeth prior to the Effective Date and during the period Immunex supported Wyeth Internal Oncology Discovery (a "License Right"). Immunex shall have
                                          -------------
          the right to exercise its option to obtain such exclusive license in the Immunex Territory in accordance with Article 2 of the Research Agreement. It is expressly understood and agreed that no Excluded Wyeth Products shall be subject to a License Right. The terms of Immunex's right to obtain an exclusive license shall be those terms that applied to WNOPs prior to termination of the Research Agreement.

2.2  Termination of Amended INOP Agreement.
     -------------------------------------

     (a)  Termination of Amended INOP Agreement.  As of the Effective Date, the
          -------------------------------------
          Amended INOP Agreement and all licenses and other rights granted or conveyed therein shall terminate and be of no further force or effect, thereby eliminating AHP's vested rights to all past, present and future INOPs outside North America, except as set forth in Article 3 below with respect to the Former INOP Royalty Products.

     (b)  Return of Registration Dossiers.  Within a reasonable period of time
          -------------------------------
          after the Effective Date, AHP shall return or cause to be returned to Immunex or its designee any and all registration dossiers for any INOP in any part of the Wyeth Territory, including any supporting documentation and other records and media related thereto. In addition, AHP and its applicable Affiliates shall reasonably cooperate with Immunex or its designee with respect to the transfer of any such registration dossiers with applicable regulatory authorities, as well as provide any additional assistance reasonably requested by Immunex or its designee with respect to any other pertinent transitional matters related thereto. Immunex shall reimburse AHP for any reasonable and necessary out-of-pocket expenses incurred by AHP in returning such materials to Immunex and providing any such additional assistance requested hereunder.

2.3  Termination of FLT-3 Ligand Agreement.  As of the Effective Date, the FLT-3
     -------------------------------------
     Ligand Agreement and all licenses and other rights granted or conveyed therein shall terminate and be of no further force or effect, thereby eliminating AHP's rights to FLT-3 Ligand outside North America, except as set forth in Article 3 below with respect to FLT-3 Ligand Products (i.e.,
                                                                         ----
     as one of the Former INOP Royalty Products). The Parties shall reconcile any amounts owed to one another for shared development costs incurred through the Effective Date in accordance with the provisions in Section
     3.05 of the FLT-3 Ligand Agreement within thirty (30) days of receipt of an invoice for the reconciled amounts. In addition, Immunex shall assume all reasonable, noncancellable executory obligations of AHP under agreements with any Third Parties relating to AHP's development of FLT-3 Ligand in Europe that had been authorized by the Joint Project Development Team (as defined in the FLT-3 Ligand Agreement). As soon as possible after the Effective Date, AHP shall provide Immunex with a listing of any such executory obligations, including any agreements related thereto.

2.4  Termination of Ex-Vivo Agreement.  As of the Effective Date, the Ex-Vivo
     --------------------------------
     Agreement between Immunex and ACY dated as of January 1, 1997 and all licenses and other rights granted or conveyed therein shall terminate and be of no further force or effect. The parties to the Ex-Vivo Agreement hereby acknowledge and agree that, notwithstanding anything in the Ex-Vivo Agreement to the contrary, the last sentence in Paragraph 8 of the Ex-Vivo Agreement providing for certain residual payments to ACY shall also terminate and be of no further force or effect.

2.5  Termination of Materials Transfer Agreement and Confidentiality Agreement.
     -------------------------------------------------------------------------
     As of the Effective Date, (a) the Materials Transfer Agreement between Immunex and AHP dated as of September 1, 1995 and all licenses and other rights granted or conveyed therein shall terminate and be of no further force or effect and (b) the Confidentiality Agreement between Immunex and ACY dated as of June 1, 1993 shall terminate and be of no further force and effect, provided, however, that any obligations of confidentiality and nonuse arising under such Materials Transfer Agreement or such Confidentiality Agreement shall continue and shall be superseded by the confidentiality and nonuse provisions of this Agreement.

                    ARTICLE 3.  FORMER INOP ROYALTY PRODUCTS

3.1  Royalty Agreement on Former INOP Royalty Products.  As soon as practicable
     -------------------------------------------------
     after the Effective Date, the Parties shall enter into a "Royalty
                                                               -------
     Agreement" substantially in the form attached hereto as Exhibit C, under
     ---------                                               ---------
     which Immunex would pay or cause to be paid to ACY an earned royalty, on a country-by-country basis, of [ * ] percent ([ * ]%) on Immunex's and its licensees' quarterly Net Sales in the Wyeth Territory of any of the Former INOP Royalty Products, such royalties to begin on the date of Market Launch of any such Former INOP Royalty Product in a specific country within the Wyeth Territory. The Royalty Agreement shall provide that such royalties shall be payable with respect to each Former INOP Royalty Product until the later of (a) expiration of the last Granted Patent in such country that covers the manufacture, use or sale of the applicable Former INOP Royalty Product, but in no event longer than twenty (20) years from the Effective Date or (b) ten

-----------------
*Confidential Treatment Requested.

     (10) years from the date of the Market Launch of the applicable Former INOP Royalty Product in such country.

                ARTICLE 4.  FORMER INOPS; COMBINATION STUDIES;
                           DISCOVERY COLLABORATIONS

4.1  Development of Former INOPs.  Subject to Section 4.2 below, Immunex shall
     ---------------------------
     be free to develop and commercialize the Former INOPs worldwide, alone or with one or more collaborators, licensees or otherwise, without any further obligation of any kind to AHP or its Affiliates under this Agreement, except for the royalty obligation set forth in Article 3 above with respect to Former INOP Royalty Products.

4.2  Combination Studies.  Immunex and AHP shall discuss, on a case-by-case
     -------------------
     basis, the advisability of conducting preclinical or clinical studies of the Former INOPs in combination with one or more AHP products. If Immunex and AHP agree that such studies have scientific or clinical merit, AHP and Immunex shall negotiate in good faith the terms of a collaborative research or development program to determine whether any one or more of the molecules in question have value when combined. If the results of the research or development program are positive, the Parties shall each have the right to add labeling to their respective products indicating the use in combination. In the event that AHP exercises a Product Call for a Candidate Product and Immunex is interested in conducting preclinical or clinical studies of such Candidate Product in combination with another Immunex product, AHP and Immunex shall proceed as set forth in this Section
     4.2. Immunex will not, itself or together with a Third Party, conduct or authorize a Third Party to conduct animal or human studies involving [ * ] and one or more Immunex products (including the Excluded Immunex Products) in combination. The immediately preceding sentence shall not apply to studies conducted by academic investigators to whom Immunex provides research reagents at no cost.

4.3  Discovery Collaborations.  Immunex shall be free to contract or otherwise
     ------------------------
     collaborate with Third Parties to establish Discovery Collaborations. The formation and negotiation of Discovery Collaborations shall be exempt from the Amended ROFR, provided that Immunex shall not enter into any agreement that conflicts with the Amended ROFR with respect to Immunex Technology or a New Product Lead or Candidate Product that Immunex owns or controls prior to commencement of a Discovery Collaboration or acquires as a result of a Discovery Collaboration. However, to the extent that Immunex has rights in

-----------------
*Confidential Treatment Requested.

     products resulting from Discovery Collaborations, AHP's Amended ROFR and Product Call rights hereunder shall attach to such products.

                           ARTICLE 5.  PRODUCT CALLS

     AHP is hereby granted the Product Call rights, as more fully set forth below.

5.1  Candidate Products; Complete Product Information.
     ------------------------------------------------

     (a)  Non-confidential Information on Candidate Products.  Immunex shall
          --------------------------------------------------
          present AHP with information concerning each Candidate Product at the time that Immunex accords IND Track Status to such Candidate Product, and shall update such information at the same time as Immunex conducts its periodic research reviews (but in no event less than 3 times per complete Calendar Year) until such time as AHP shall have exercised or waived a Product Call with respect to such Candidate Product. Such information shall be in a format to be agreed upon by the Parties, and shall consist of non-confidential information (together with information necessary to conduct patent due diligence, which if non-public may be provided to AHP counsel only on a confidential basis).

     (b)  Complete Product Information.  AHP shall have the right to obtain
          ----------------------------
          Complete Product Information with respect to each Candidate Product, provided, however, that except as set forth in Section 5.2(b) below, such right shall only be exercised one time per Candidate Product. Such right may be exercised with respect to any Candidate Product at any time after Immunex accords IND Track Status to such Candidate Product and until sixty (60) days after Immunex has provided AHP with the Product Call Alert Notice that the Phase II Product Information is available with respect to such Candidate Product. At AHP's written request, Immunex shall provide AHP with the Phase II Product Information with respect to such Candidate Product if Immunex has not already done so. If AHP's right to obtain Complete Product Information with respect to a Candidate Product has not been exercised within such sixty (60)-day period after the Product Call Alert Notice has been provided to AHP hereunder, then the Exercise Period applicable to the Product Call set forth in Section 1.23(b) hereof with respect to such Candidate Product shall expire at the end of the ninety (90)-day period after Immunex provides the Product Call Alert Notice to AHP with respect to such Candidate Product.

5.2  Exercise Period for Product Call.
     --------------------------------

     (a)  Activities During the Exercise Period.  AHP shall elect whether to
          -------------------------------------
          exercise or waive a Product Call with respect to a Candidate Product within the Exercise Period applicable to such Candidate Product.
          AHP's election to exercise a Product Call shall be exercised, if at all, by providing written notice thereof to Immunex within the Exercise Period. Subject to Section 5.2(b) below, if AHP's notice of election has not been received by Immunex within the Exercise Period, the Product Call for such Candidate Product shall be deemed to have been waived by AHP. During the Exercise Period applicable to a Candidate Product with respect to which AHP has requested Complete Product Information, Immunex shall provide all updated information with respect to such Candidate Product as may be available and shall respond to questions presented by AHP using available data and patent information. Immunex shall not be obligated to conduct additional biological or pharmacological experiments, or research in animals or humans, or conduct additional patent or legal research or obtain legal opinions to respond to AHP questions during the Exercise Period.

     (b)  Product Call Following Abandonment of Indication.  In the event that
          ------------------------------------------------

          (1) Immunex discontinues clinical trials of a Candidate Product for an indication after having provided a Product Call Alert Notice to AHP with respect to such indication that resulted in AHP's waiver of the Product Call with respect to such Candidate Product, resulting in abandonment of development for such indication, and

          (2) Immunex thereafter commences clinical trials of such Candidate Product for a new indication that are continued, and

          (3) subject to the Amended ROFR, Immunex has not subsequently licensed the Candidate Product or new indication for such Candidate Product to a Third Party,

     Then AHP's Product Call rights shall reattach at the time when Immunex commences clinical trials of such Candidate Product for such new indication and shall be exercisable one final time with respect to such Candidate Product until the time specified in Section 1.23 hereof. Immunex shall provide written notice to AHP once Immunex has commenced clinical trials of such Candidate Product for such new indication, and thereafter AHP shall be entitled to obtain the information with respect to such Candidate Product as set forth in Section 5.1 above. Notwithstanding anything herein to the contrary, for purposes of

     Section 1.63(c)(ii) hereof, no more than one Candidate Product Opportunity shall be counted for such Candidate Product.

5.3  Exercise of Product Call; Elected Product Agreement.
     ---------------------------------------------------

     (a)  Elected Product Agreement. If AHP exercises a Product Call with
          -------------------------
          respect to a Candidate Product, and Immunex has not exercised one of its Conversion Rights within the time period set forth in Section 6.1(a) hereof, then as soon thereafter as practicable, Immunex and AHP shall enter into a definitive "Elected Product Agreement" granting AHP
                                         -------------------------
          exclusive worldwide rights (or, if less than exclusive worldwide rights are held by Immunex, all of Immunex's rights) under the applicable Immunex Intellectual Property to develop, make, have made, use, market, distribute, import, offer for sale and sell such Candidate Product for all indications in consideration of AHP's payment to Immunex of the initial fee set forth in Table I of Exhibit
                                                                        -------
          A hereto, plus AHP's obligation to pay milestone payments and
          -
          royalties to Immunex as set forth below in Tables I and II of Exhibit
                                                                        -------
          A hereto, respectively.  Upon execution of such Elected Product
          -
          Agreement, which shall contain the terms and conditions set forth below, including the definitions set forth above with respect to Net Sales and other defined terms included below, and such other terms and conditions that are customary for similar types of transactions, such Candidate Product shall thereafter be identified as an Elected Product for purposes of this Agreement unless otherwise specified herein.

          (1)  Initial Fees, Milestones and Royalties.
               --------------------------------------

               (i) The Elected Product Agreement shall provide that the initial fees, milestones and royalties payable by AHP to Immunex shall be determined by reference to the Candidate Product's development status as of the time AHP exercises its Product Call, as indicated in Tables I and II of Exhibit A hereto,
                                                            ---------
                   respectively. By way of example only, if a Candidate Product is in Phase II (but prior to a Product Call Alert Notice) when AHP exercises its Product Call, then the initial fee would be Ten Million Dollars ($10,000,000), and the following milestones would thereafter be payable to Immunex as set forth in Column C of Table I of Exhibit A hereto: Ten Million
                                                   ---------
                   Dollars ($10,000,000) when the Elected Product enters Phase III, Ten Million Dollars ($10,000,000) for the First

                    BLA/NDA Filing for the Elected Product, and
                    Twenty Million Dollars ($20,000,000) for the First BLA/NDA Approval for the Elected Product. In addition, royalties for such Elected Product would range from [ * ] percent
                    ([ * ]%) to [ * ] percent ([ * ]%) on various annual Net Sales increments, and the maximum Third Party royalty credit would be [ * ] percent ([ * ]%), in each case as set forth in Column C of Table II of Exhibit A hereto. The Elected
                                               ---------
                    Product Agreement shall provide that AHP shall pay Immunex each applicable initial fee and milestone within thirty (30) days after the event giving rise to such payment.

              (ii) If less than worldwide rights to a Candidate Product are granted to AHP pursuant to a Product Call hereunder, the initial fees and milestones set forth in Table I in Exhibit
                                                                        -------
                    A hereto which shall be included in the Elected Product
                    -
                    Agreement shall be reduced by the following percentages for such Candidate Product:

                    (A)  U.S. not included -- [ * ] percent ([ * ]%) discount;

                    (B)  Europe not included -- [ * ] percent ([ * ]%) discount;
                         or

                    (C)  Japan not included -- [ * ] percent ([ * ]%) discount.

          (2)  Payment of Royalties to Immunex on Elected Products.
               ---------------------------------------------------

              (i)   Royalties on Net Sales of Elected Products.  The Elected
                    ------------------------------------------
                    Product Agreement shall provide that AHP shall pay or cause to be paid to Immunex an earned royalty, on a country-by-country basis, at the rates set forth in the applicable column of Table II of Exhibit A hereto, on AHP's, its
                                          ---------
                    Affiliates' and sublicensees' quarterly Net Sales in any part of the world of any Elected Product, such royalties to begin on the date of Market Launch of such Elected Product in a specific country. Such royalties shall be payable until the later of (A) expiration of the last Granted Patent in such country that covers the manufacture, use or sale of such Elected Product or (B)

-----------------
*Confidential Treatment Requested.

                    ten (10) years from the date of the Market Launch of such Elected Product in such country.

          (3)  Third Party Royalty Credit.  The Elected Product Agreement shall
               --------------------------
               provide that royalties payable by AHP to Immunex under Section 5.3(a)(1)(i) above may be reduced by up to the percentages indicated in the applicable column of Table II of Exhibit A
                                                                 ---------
               hereto under "Maximum Third Party Royalty Credit" for royalties paid in respect of dominating patents owned or controlled by Third Parties. Notwithstanding the foregoing, however, AHP shall only be permitted to claim a Third Party royalty credit on royalties otherwise payable to Immunex hereunder if AHP reasonably determines, after good faith discussions with Immunex, that AHP is required to pay royalties to such Third Party because the manufacture, use, importation, offer for sale or sale of the Elected Product using the Immunex Technology licensed to AHP hereunder in a particular country would, but for the Third Party license, infringe a valid and enforceable patent or other intellectual property right of such Third Party in such country.

          (4)  Reimbursement for Third Party Payments.  The Elected Product
               --------------------------------------
               Agreement shall also provide that AHP shall (i) reimburse Immunex for any and all amounts paid by Immunex to any Third Party or Third Parties to acquire rights in a Candidate Product for which a Product Call is exercised by AHP, which amounts shall be allocated reasonably and in good faith to the Candidate Product by Immunex as appropriate, (ii) pay Immunex such amounts referenced in subsection (i) above within thirty (30) days after receiving an invoice for such amounts, and (iii) assume all reasonable, noncancellable executory obligations of Immunex under agreements that are in effect as of the exercise of such Product Call with such Third Party or Third Parties relating to the acquisition of rights to such Candidate Product and such other agreements relating to such Candidate Product referenced in
               Section 7.1(b) hereof.

          (5)  Royalty Reports.  The Elected Product Agreement shall provide
               ---------------
               that AHP and/or its Affiliates or sublicensees, as applicable, shall keep true accounts of Net Sales of the Elected Product, and deliver to Immunex, within sixty (60) calendar days after the end of each Calendar Quarter a written account, including quantities, of Net Sales of such Elected Product, broken down on a country-by-country basis, that are subject to earned royalty payments thereunder.

          (6)  Royalty Payments.  The Elected Product Agreement shall provide
               ----------------
               that with each accounting required by Section 5.3(a)(5) above, AHP and/or its Affiliates or sublicensees, as applicable, shall also provide to Immunex, without deduction except where expressly permitted by this Agreement, all earned royalty payments due for the Calendar Quarter for which the accounting is made.

          (7)  Currency Conversion.  The Elected Product Agreement shall provide
               -------------------
               that payments by AHP or its Affiliates or sublicensees, as applicable, shall be made to Immunex in U.S. dollars. For converting any royalty payments on Net Sales made in a currency other than U.S. dollars, Net Sales shall first be determined in the currency of the country in which they are earned and shall be converted each Calendar Quarter into an account in U.S. dollars at the average of the bid and ask prices reported in the Wall
                                                                        ----
               Street Journal as of the close of the last business day of such
               --------------
               Calendar Quarter in which such royalty is due. If the last day of such Calendar Quarter is not a business day, then the closest preceding business day shall be used for such calculation. All such converted Net Sales shall be consolidated with U.S. Net Sales for each Calendar Quarter and the applicable royalty payable determined therefrom. If by law, regulation or fiscal policy of a particular country, remittance of royalties in U.S. dollars is restricted or forbidden, notice thereof will be promptly given to Immunex, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of Immunex in a recognized banking institution designated by Immunex or its licensees, as applicable. When in any country a law or regulation prohibits both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that AHP or its Affiliates or sublicensees would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable. The actual currency conversion calculations by AHP or its Affiliates or sublicensees for any country for a particular Calendar Quarter shall be included in the royalty report provided to Immunex for such Calendar Quarter under Section 5.3(a)(5) above.

          (8)  Withholding Taxes. The Elected Product Agreement shall provide
               -----------------
               that Immunex shall pay any and all taxes levied on account of, or measured exclusively by, royalties it receives under such Elected Product Agreement. If applicable laws or regulations require that taxes be withheld from royalties payable under such Elected Product Agreement, AHP or its Affiliates or sublicensees, as applicable, shall (i) deduct such taxes from the remittable royalty, (ii) timely pay such taxes to the proper taxing authority, and (iii) send proof of such tax payment, if available, to Immunex within sixty (60) days following such payment. AHP agrees to take reasonable efforts to minimize such taxes to Immunex.

          (9)  Combination Products.
               --------------------

              (i) The Elected Product Agreement shall provide that royalties due on sales of any Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Elected Product if sold separately, and B is the total invoice price of any other active component or components in the combination, if sold separately by or on behalf of the Party selling such Elected Product.

              (ii) The Elected Product Agreement shall provide that, if the other active component or components in the combination are not sold separately by or on behalf of the Party selling such Elected Product, then Net Sales, for the purpose of determining royalties on the Combination Product, shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of the Elected Product if sold separately and C is the invoice price of the Combination Product.

              (iii) The Elected Product Agreement shall provide that, if neither the Elected Product nor the Combination Product is sold separately by the applicable Party, Net Sales for purposes of determining royalties on the Combination

                    Product shall be calculated as above except that the Parties shall allocate values to the components A and B based upon a good faith determination of the respective contributions of such components to the market value of the Combination Product.

          (10) Internal Sales.  The Elected Product Agreement shall provide that
               --------------
               sales between AHP and its Affiliates or sublicensees, or among its Affiliates and sublicensees, shall not be subject to royalties, but in such cases royalties shall be calculated upon AHP's, its Affiliates' or sublicensees' quarterly Net Sales to a Third Party.

          (11) One Royalty.  The Elected Product Agreement shall provide that
               -----------
               the obligation to pay royalties shall be imposed only once with respect to the same unit of an Elected Product.

          (12) Samples.  The Elected Product Agreement shall provide that no
               -------
               royalties shall accrue on disposition of reasonable quantities of the Elected Product for no charge as samples or donations to Third Parties.

          (13) Records. The Elected Product Agreement shall provide that AHP or
               -------
               its Affiliates or sublicensees, as applicable, shall keep and maintain, in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all sales of the Elected Product in each part of the world for a period of at least three (3) years following the end of each Calendar Year. At Immunex's request and expense, AHP or its Affiliates or sublicensees, as applicable, shall permit an independent public accountant selected by Immunex to have access, not more than once in any consecutive four (4) Calendar Quarters, to such books and records of AHP or its Affiliates or sublicensees, as applicable, for the sole purpose of determining the correctness of all calculations of Net Sales and royalties reported by AHP or its Affiliates or sublicensees hereunder; provided, however, if such independent public accountant reasonably determines that such royalties have been, for any Calendar Quarter, after normal adjustments, understated by AHP or its Affiliates or sublicensees by an amount equal to or greater than ten percent (10%), AHP or its Affiliates or sublicensees, as applicable, shall, in addition to remitting the royalty underpayment to Immunex with interest thereon as set forth in

               Section 12.1 hereof, pay all reasonable fees and disbursements incurred by such independent public accountant in the course of making such determination. Immunex shall provide at least twenty
               (20) days' prior notice before such inspection and all such inspections shall be conducted during normal business hours.
               Upon the expiration of three (3) years following the end of any Calendar Year, the calculation of royalties in respect of such Calendar Year shall be binding and conclusive upon Immunex. Immunex agrees that any such independent public accountant shall be subject to an obligation to maintain any information reviewed in confidence.

          (14) Diligence Requirements.  The Elected Product Agreement shall
               ----------------------
               provide that the Elected Product shall be diligently developed and commercialized using commercially reasonable efforts, which shall mean efforts and resources equivalent to those employed by AHP to develop, manufacture or market products owned by AHP having similar market potential at a similar stage in the product life cycle, taking into account the establishment of such Elected Product in the marketplace, the competitiveness of alternative products, the proprietary position of such Elected Product, the likelihood of regulatory approval, the profitability of such Elected Product, and other relevant factors, to be determined on a market-by-market basis for such Elected Product.

          (15) Diligence Reporting Requirements.  The Elected Product Agreement
               --------------------------------
               shall provide that AHP shall keep Immunex reasonably informed of current development activities with respect to the Elected Product, by providing Immunex with a written annual report detailing the status of such development activities for the previous Calendar Year, and in general summarizing AHP's efforts and progress made towards commercialization of the Elected Product. Each annual report shall be submitted to Immunex within sixty (60) days after the conclusion of each applicable Calendar Year during the term of such Elected Product Agreement. Such annual reports shall be in a format mutually agreed upon by the Parties, and such reports shall include information listing any ongoing clinical trials as well as the regulatory filing status of the Elected Product.

5.4  Excluded Immunex Products.  Notwithstanding anything herein to the
     -------------------------
     contrary, AHP shall not have a right to exercise a Product Call with respect to any Excluded Immunex Products.

5.5  Relationship of Right to Exercise a Product Call to Amended ROFR.  Waiver
     ----------------------------------------------------------------
     of AHP's right to exercise a Product Call with respect to a Candidate Product shall not result in a waiver of AHP's rights to such Candidate Product under the Amended ROFR.

5.6  Duration of Product Calls.  All of AHP's rights to exercise additional
     -------------------------
     Product Calls shall terminate upon the occurrence of a Product Call Termination Event.

    ARTICLE 6.  IMMUNEX'S CONVERSION RIGHTS; AHP'S REPLACEMENT PRODUCT CALL

6.1  Immunex's Conversion Rights; Converted Product Agreement.
     --------------------------------------------------------

     (a)  Conversion Rights; Converted Product Agreement.  Immunex shall have
          ----------------------------------------------
          two Conversion Rights, which shall be identified as the First Conversion Right and the Second Conversion Right. Immunex shall have the option to exercise a Conversion Right with respect to each of two
          (2) Product Calls by providing written notice to AHP within thirty
          (30) days after AHP's exercise of the applicable Product Call. In the event Immunex exercises a Conversion Right with respect to a Candidate Product within such thirty (30)-day period after AHP's exercise of a Product Call with respect to such Candidate Product, Immunex shall retain all rights to such Candidate Product, subject to the applicable obligations set forth in this Agreement (including Article 8), which shall thereafter be identified as a Converted Product. If Immunex exercises one of its Conversion Rights on a Candidate Product, and AHP has not elected its option to obtain its Replacement Product Call within the time period set forth in Section 6.1(f) hereof, then as soon thereafter as practicable, Immunex and AHP shall enter into a definitive "Converted Product Agreement" with respect to such
                      ---------------------------
          Converted Product, which shall include the terms set forth in Section 6.1(b) or (c) below, as applicable, and the terms set forth in Section
          6.3 below, including the definitions set forth above with respect to Net Sales and other defined terms included below, and such other terms and conditions as are customary for similar types of transactions. If Immunex exercises one of its Conversion Rights on a Candidate Product, thereby converting such Candidate Product to a Converted Product, and AHP subsequently elects its Replacement Product Call within the time period applicable thereto, then in such event Immunex and AHP shall not enter into a Converted Product Agreement with respect to such Converted Product.

     (b)  Financial Terms Applicable to First Conversion Right.  As a condition
          ----------------------------------------------------
          to the exercise of the First Conversion Right, unless AHP has exercised its option to obtain a Replacement Product Call as set forth in Section 6.1(f) below, the Converted Product Agreement shall provide that Immunex shall make the following payments to AHP:

          (1) one-half the applicable milestones indicated in Table I of Exhibit A hereto; and
               ---------

          (2) royalties at the rates set forth in Column A of Table II of Exhibit A hereto (including the offset for third party royalties
               ---------
               set forth in Column A).

                  The milestone payments in Section 6.1(b)(1) above shall be determined by reference to the Converted Product's development status as of the time AHP exercised its Product Call with respect to such Converted Product (i.e., while it was still a Candidate Product). No
                             ----
          initial fee shall be payable in respect of the exercise of the First Conversion Right. By way of example only, if a Candidate Product is in Phase II (but prior to a Product Call Alert Notice) when AHP exercises its Product Call, and Immunex thereafter exercises its First Conversion Right with respect to such Candidate Product, then an initial fee would not be payable to AHP, but the following milestones would thereafter be payable to AHP as set forth in Column C of Table I of Exhibit A hereto: Five Million Dollars ($5,000,000) when the
             ---------
          Elected Product enters Phase III, Five Million Dollars ($5,000,000) for the First BLA/NDA Filing for the Elected Product, and Ten Million Dollars ($10,000,000) for the First BLA/NDA Approval for the Elected Product. In addition, royalties for such Elected Product would range from [ * ] percent ([ * ]%) to [ * ] percent ([ * ]%) on various annual Net Sales increments, and the maximum third party royalty credit would be [ * ] percent ([ * ]%), in each case as set forth in Column A of Table II of Exhibit A hereto.
                                  ---------

     (c)  Financial Terms Applicable to Second Conversion Right.  As a condition
          -----------------------------------------------------
          to the exercise of the Second Conversion Right, unless AHP has exercised its option to obtain a Replacement Product Call as set forth in Section 6.1(f) below, the Converted Product Agreement shall provide that Immunex shall make the following payments to AHP:

-----------------
*Confidential Treatment Requested.

          (1)  the applicable initial fee in Table I of Exhibit A hereto;
                                                        ---------

          (2) one-half the applicable milestones indicated in Table I of Exhibit A hereto; and
               ---------

          (3) royalties at the rates set forth in Column A of Table II of Exhibit A hereto (including the offset for third party royalties
               ---------
               set forth in Column A).

                  The initial fee and milestone payments in Section 6.1(c)(1) and (2) above shall be determined by reference to the Converted Product's development status as of the time AHP exercised its Product Call with respect to such Converted Product (i.e., while it was still
                                                       ----
          a Candidate Product).

     (d)  Less than Worldwide Rights Available.  If less than worldwide rights
          ------------------------------------
          to a Converted Product are available to Immunex pursuant to a Conversion Right hereunder, the Converted Product Agreement shall include a reduction of any initial fee and milestones otherwise due to AHP as set forth in Section 6.1(b) or (c) above, as applicable, according to the following percentages for such Converted Product:

          (1)  U.S. not included -- [ * ] percent ([ * ]%) discount;

          (2)  Europe not included -- [ * ] percent ([ * ]%) discount; or

          (3)  Japan not included -- [ * ] percent ([ * ]%) discount.

     (e)  Limitation on Exercisability of Second Conversion Right.
          -------------------------------------------------------
          Notwithstanding anything herein to the contrary, the Second Conversion Right shall not be exercisable by Immunex prior to the time that (1) AHP shall have exercised at least one Product Call and (2) Immunex shall not have exercised a Conversion Right with respect to the Candidate Product that was subject to such Product Call within the thirty (30)-day period after AHP's exercise of such Product Call.

     (f)  AHP's Replacement Product Call Option.  At AHP's option, which option
          -------------------------------------
          shall be exercisable only once and in any event within thirty (30) days following AHP's receipt of notice of Immunex's exercise of either the First Conversion Right or the Second Conversion Right, as the case may be, Immunex shall grant AHP a Replacement Product Call in lieu of Immunex's payment of an initial fee (with respect to the Second Conversion Right only), milestones and royalties with respect to the

-----------------
*Confidential Treatment Requested.

          Converted Product. AHP's option may be exercised by providing written notice thereof to Immunex within such period. If AHP's notice of exercise of such option to obtain a Replacement Product Call has not been received by Immunex within the thirty (30)-day period after Immunex's exercise of the applicable Conversion Right, the Replacement Product Call option shall be deemed to have been waived by AHP with respect to such Conversion Right. The Replacement Product Call shall not be exercisable with respect to the Converted Product that was the subject of the Conversion Right that resulted in AHP's exercise of its Replacement Product Call. Thus, if AHP exercises its option to obtain a Replacement Product Call as set forth above, Immunex shall retain all rights to the Converted Product that was the subject of the Conversion Right with no further obligation of any kind to AHP or its Affiliates under this Agreement other than the Amended ROFR, including but not limited to, payment of an initial fee, milestones and royalties.

     (g)  Relationship of Conversion Rights and Replacement Product Call to
          -----------------------------------------------------------------
          Specified Product Call Termination Event.
          ----------------------------------------

          (1) In the event Immunex exercises only its First Conversion Right and AHP does not exercise its option to obtain its Replacement Product Call, the Product Call Termination Event referred to in
               Section 1.63(a) hereof shall be deemed to refer to three (3) Candidate Products instead of four (4) Candidate Products.

          (2) In the event Immunex exercises its First Conversion Right and its Second Conversion Right, and AHP does not exercise its option to obtain its Replacement Product Call with respect to either the First Conversion Right or the Second Conversion Right, the Product Call Termination Event referred to in Section 1.63(a) hereof shall be deemed to refer to two (2) Candidate Products instead of four (4) Candidate Products.

          (3) In the event Immunex exercises only its First Conversion Right and AHP exercises its option to obtain its Replacement Product Call, the Product Call Termination Event referred to in Section 1.63(a) hereof shall still refer to four (4) Candidate Products.

          (4) In the event Immunex exercises its First Conversion Right and its Second Conversion Right, and AHP exercises its option to obtain its Replacement Product Call with respect to either the First

               Conversion Right or the Second Conversion Right, the Product Call Termination Event referred to in Section 1.63(a) hereof shall be deemed to refer to three (3) Candidate Products instead of four
               (4) Candidate Products.

6.2  Relationship of Conversion Right to Amended ROFR.  If Immunex exercises a
     ------------------------------------------------
     Conversion Right, the Amended ROFR shall be applicable to the Converted Product that was the subject of such Conversion Right.

6.3  Additional Terms in Converted Product Agreement.
     -----------------------------------------------

     (a)  Royalties on Net Sales of Converted Products.  The Converted Product
          --------------------------------------------
          Agreement shall provide that Immunex shall pay or cause to be paid to AHP an earned royalty, on a country-by-country basis, at the rates set forth in Column A of Table II of Exhibit A hereto on Immunex's and its
                                           ---------
          licensees' quarterly Net Sales in any part of the world of the Converted Product, such royalties to begin on the date of Market Launch of such Converted Product in a specific country. Such royalties shall be payable until the later of (1) expiration of the last Granted Patent in such country that covers the manufacture, use or sale of such Converted Product, but in no event longer than twenty
          (20) years from the Effective Date or (2) ten (10) years from the date of the Market Launch of such Converted Product in such country.

     (b)  Third Party Royalty Credit.  The Converted Product Agreement shall
          --------------------------
          provide that royalties payable by Immunex to AHP under Section 6.3(a) above may be reduced by up to the percentages indicated in Column A of Table II of Exhibit A hereto under "Maximum Third Party Royalty
                      ---------
          Credit" for royalties paid in respect of dominating patents owned or controlled by third parties. Notwithstanding the foregoing, however, Immunex shall only be permitted to claim a third party royalty credit on royalties otherwise payable to AHP hereunder if Immunex reasonably determines, after good faith discussions with AHP, that Immunex is required to pay royalties to such third party because the manufacture, use, importation, offer for sale or sale of the Converted Product in a particular country would, but for the third party license, infringe any patent or other intellectual property rights of such third party in such country.

     (c)  Royalty Reports.  The Converted Product Agreement shall provide that
          ---------------
          Immunex and/or its licensees, as applicable, shall keep true accounts of Net Sales of the Converted Product, and deliver to the AHP, within sixty

          (60) calendar days after the end of each Calendar Quarter a written account, including quantities, of Net Sales of such Converted Product, broken down on a country-by-country basis, that are subject to earned royalty payments thereunder.

     (d)  Royalty Payments.  The Converted Product Agreement shall provide that
          ----------------
          with each accounting required by Section 6.3(c) above, Immunex or its licensees, as applicable, shall also provide to AHP, without deduction except where expressly permitted by this Agreement, all earned royalty payments due for the Calendar Quarter for which the accounting is made.

     (e)  Currency Conversion.  The Converted Product Agreement shall provide
          -------------------
          that payments by Immunex or its licensees, as applicable, shall be made to AHP in U.S. dollars. For converting any royalty payments on Net Sales made in a currency other than U.S. dollars, Net Sales shall first be determined in the currency of the country in which they are earned and shall be converted each Calendar Quarter into an account in U.S. dollars at the average of the bid and ask prices reported in the Wall Street Journal as of the close of the last business day of such
          -------------------
          Calendar Quarter in which such royalty is due. If the last day of such Calendar Quarter is not a business day, then the closest preceding business day shall be used for such calculation. All such converted Net Sales shall be consolidated with U.S. Net Sales for each Calendar Quarter and the applicable royalty payable determined therefrom. If by law, regulation or fiscal policy of a particular country, remittance of royalties in U.S. dollars is restricted or forbidden, notice thereof will be promptly given to AHP, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of AHP in a recognized banking institution designated by AHP or its Affiliates or sublicensees, as applicable. When in any country a law or regulation prohibits both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that Immunex or its licensees would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable. The actual currency conversion calculations by Immunex or its licensees for any country for a particular Calendar Quarter shall be included in the royalty report provided to AHP for such Calendar Quarter under Section 6.3(c) above.

     (f)  Withholding Taxes. The Converted Product Agreement shall provide that
          -----------------
          AHP shall pay any and all taxes levied on account of, or measured exclusively by, royalties it receives under such Converted Product Agreement. If applicable laws or regulations require that taxes be withheld from royalties payable under such Converted Product Agreement, Immunex or its licensees, as applicable, shall (i) deduct such taxes from the remittable royalty, (ii) timely pay such taxes to the proper taxing authority, and (iii) send proof of such tax payment, if available, to AHP within sixty (60) days following such payment. Immunex agrees to take reasonable efforts to minimize such taxes to AHP.

     (g)  Combination Products.
          --------------------

          (1) The Converted Product Agreement shall provide that royalties due on sales of any Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Converted Product if sold separately, and B is the total invoice price of any other active component or components in the combination, if sold separately by or on behalf of the Party selling such Converted Product.

          (2) The Converted Product Agreement shall provide that, if the other active component or components in the combination are not sold separately by or on behalf of the Party selling such Converted Product, then Net Sales, for the purpose of determining royalties on the Combination Product, shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of the Converted Product if sold separately and C is the invoice price of the Combination Product.

          (3) The Converted Product Agreement shall provide that, if neither the Converted Product nor the Combination Product is sold separately by the applicable Party, Net Sales for purposes of determining royalties on the Combination Product shall be calculated as above except that the Parties shall allocate values to the components A and B based upon a good faith determination of the respective contributions of such components to the market value of the Combination Product.

     (h)  Internal Sales.  The Converted Product Agreement shall provide that
          --------------
          sales among Immunex and its licensees shall not be subject to royalties, but in such cases royalties shall be calculated upon Immunex's or its licensees' quarterly Net Sales to a Third Party.

     (i)  One Royalty.  The Converted Product Agreement shall provide that the
          -----------
          obligation to pay royalties shall be imposed only once with respect to the same unit of a Converted Product.

     (j)  Samples.  The Converted Product Agreement shall provide that no
          -------
          royalties shall accrue on disposition of reasonable quantities of the Converted Product for no charge as samples or donations to Third Parties.

     (k)  Records. The Converted Product Agreement shall provide that Immunex or
          -------
          its licensees, as applicable, shall keep and maintain in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all sales of the Converted Product in any part of the world for a period of at least three (3) years following the end of each Calendar Year. At AHP's request and expense, Immunex or its licensees, as applicable, shall permit an independent public accountant selected by AHP to have access, not more than once in any consecutive four (4) Calendar Quarters, to such books and records of Immunex or its sublicensees, as applicable, for the sole purpose of determining the correctness of all calculations of Net Sales and royalties reported by Immunex or its sublicensees hereunder; provided, however, if such independent public accountant reasonably determines that such royalties have been, for any Calendar Quarter, after normal adjustments, understated by Immunex or its licensees by an amount equal to or greater than ten percent (10%), Immunex or its licensees, as applicable, shall, in addition to remitting the royalty underpayment to AHP with interest thereon as set forth in Section 12.1 hereof, pay all reasonable fees and disbursements incurred by such independent public accountant in the course of making such determination. AHP shall provide at least twenty (20) days' prior notice before such inspection and all such inspections shall be conducted during normal business hours. Upon the expiration of three
          (3) years following the end of any Calendar Year, the calculation of royalties in respect of such Calendar Year shall be binding and conclusive upon AHP. AHP agrees that any such independent public accountant shall be subject to an obligation to maintain any information reviewed in confidence.

     (l)  Diligence Requirements.  The Converted Product Agreement shall provide
          ----------------------
          that the Converted Product shall be diligently developed and commercialized using commercially reasonable efforts, which shall mean efforts and resources equivalent to those employed by Immunex to develop, manufacture or market products owned by Immunex having similar market potential at a similar stage in the product life cycle, taking into account the establishment of such Converted Product in the marketplace, the competitiveness of alternative products, the proprietary position of such Converted Product, the likelihood of regulatory approval, the profitability of such Converted Product, and other relevant factors, to be determined on a market-by-market basis for such Converted Product.

     (m)  Diligence Reporting Requirements.  The Converted Product Agreement
          --------------------------------
          shall provide that Immunex shall keep AHP reasonably informed of current development activities with respect to the Converted Product, by providing AHP with a written annual report detailing the status of such development activities for the previous Calendar Year, and in general summarizing Immunex's efforts and progress made towards commercialization of the Converted Product. Each annual report shall be submitted to AHP within sixty (60) days after the conclusion of each applicable Calendar Year during the term of such Converted Product Agreement. Such annual reports shall be in a format mutually agreed upon by the Parties, and such reports shall include information listing any ongoing clinical trials as well as the regulatory filing status of the Converted Product.

                  ARTICLE 7.  TRANSFER OF IMMUNEX TECHNOLOGY

7.1  Transfer of Immunex Technology; Third Party Obligations; Development
     --------------------------------------------------------------------
     Assistance; Clinical Trial Material.
     -----------------------------------

     (a)  Transfer of Immunex Technology.  If Immunex does not exercise a
          ------------------------------
          Conversion Right with respect to a Candidate Product that is the subject of a Product Call, and such Candidate Product becomes an Elected Product, at AHP's written request Immunex shall assist in the transfer of Immunex Technology related thereto to AHP or its designee. Immunex shall not be obligated to assist in such technology transfer for longer than one year from AHP's request. AHP shall reimburse Immunex for one hundred percent (100%) of Immunex's Allocable Cost for any transfer of Immunex Technology hereunder.

     (b)  Assumption of Third Party Obligations.  AHP shall also assume all
          -------------------------------------
          reasonable, noncancellable executory obligations of Immunex under agreements with Third Parties relating to an Elected Product that are in effect as of the exercise of the Product Call with respect to such Elected Product, including, without limitation, clinical trial agreements, contract manufacturing agreements, formulation or process development agreements and agreements with Third Parties involving licenses to patents or other intellectual property rights.

     (c)  Development Assistance Option.  AHP shall have the option to elect to
          -----------------------------
          have Immunex assist in the development of the Elected Product, in which case AHP shall reimburse Immunex for one hundred twenty-five percent (125%) of its Allocable Cost related to such assistance, provided that for any subsequent manufacturing of an Elected Product hereunder, Immunex shall be reimbursed at one hundred twenty-five percent (125%) of Manufacturing Cost related thereto. In the event that AHP assumes any Third Party manufacturing agreement with respect to such Elected Product, Immunex shall no longer be reimbursed for Manufacturing Cost incurred with respect to such Elected Product after the effective date of AHP's assumption of such Third Party manufacturing agreement, but Immunex shall continue to be reimbursed for its Allocable Cost as set forth in the immediately preceding sentence. AHP's option to receive such development assistance shall be exercised, if at all, by providing written notice thereof to Immunex within thirty (30) days after the Parties have entered into the Elected Product Agreement with respect to such Elected Product. AHP's notice shall include a reasonably detailed description of the development assistance being requested and any other pertinent details. If AHP's notice of exercise of such option to receive development assistance has not been received by Immunex within such thirty (30)-day period, Immunex shall no longer be obligated to provide the assistance set forth in this paragraph, but may nevertheless do so at Immunex's option. Immunex's development assistance shall include continuation of process development and manufacturing of clinical trial material during a transition period to a new manufacturer, provided that Immunex shall not be required to materially increase its process development and manufacturing activities related to the Elected Product if Immunex does not have the resources to provide such increased level of assistance.

          Such transition period for the Elected Product shall not extend for more than eighteen (18) months from exercise of the Product Call related thereto. Additional services may be provided by Immunex subject to agreement upon acceptable terms.

     (d)  Purchase of Clinical Trial Material.  If Immunex has any inventories
          -----------------------------------
          of the Elected Product that are suitable for use in human clinical trials or for sale, AHP shall purchase such inventories at one hundred twenty-five percent (125%) of Manufacturing Cost related thereto.

7.2  Payments to Immunex. The cost of services provided and costs incurred by
     -------------------
     Immunex that are covered under this Article 7 shall be paid by AHP to Immunex within thirty (30) days from the date of an Immunex invoice therefor.

                            ARTICLE 8. AMENDED ROFR

8.1  Amended ROFR to Covered Properties.  The Board of Directors of Immunex
     ----------------------------------
     shall determine, on a case by case basis, whether Immunex will market itself to the Health Care Market any Covered Properties in any country or countries in which Immunex has or acquires marketing rights. If the Board of Directors of Immunex determines that Immunex will not so market or will cease to so market any such Covered Properties in any one or more such countries, Immunex shall offer AHP all such marketing rights to such Covered Properties in accordance with the terms set forth in this Article 8.

8.2  Delivery of Notice.
     ------------------

     (a)  Notice Requirements.  Immunex shall provide prompt written notice to
          -------------------
          AHP of any such determination under Section 8.1 above to such appropriate AHP individuals as are identified in writing to Immunex from time to time, provided, however, that:

          (1) for a Covered Property that is an Immunex Product having potential utility in treating human disease or conditions, such notice shall not be provided to AHP prior to the time that sufficient data is available to enable AHP to reasonably evaluate the safety and efficacy of such Covered Property for its intended use, which data shall include, at a minimum, preliminary clinical evidence of safety (i.e., completion of Phase I); and
                                   ----

          (2) for a Covered Property that is an Immunex Technology, such notice shall not be provided to AHP prior to the time that the criteria set forth in Exhibit B attached hereto and made a part
                                     ---------
               hereof has been satisfied, provided, however, that nothing in this Article 8 or Exhibit B hereto shall be deemed to interfere
                                 ---------
               with Immunex's ability to form Discovery Collaborations under
               Section 4.3 hereof.

     (b)  Information to be Provided to AHP.
          ---------------------------------

          (1)  Non-confidential Information.  The notice provided to AHP
               ----------------------------
               pursuant to Section 8.2(a) above shall be accompanied by pertinent non-confidential data and information available to Immunex with respect to the Covered Property, which shall be updated from time to time as appropriate during the period set forth in Section 8.3 below, together with information necessary to conduct patent due diligence, which if non-public may be provided to AHP counsel only on a confidential basis.

          (2)  Confidential Information.  At any time during the period set
               ------------------------
               forth in Section 8.3 below, AHP may request and Immunex shall provide AHP with a confidential package of complete Immunex information as may be available to Immunex with respect to such Covered Property, which shall be updated from time to time as appropriate during such period, and Immunex shall respond to questions presented by AHP during such period using available data and patent information. Immunex shall not be obligated to conduct additional biological or pharmacological experiments, or research in animals or humans, or conduct additional patent or legal research or obtain legal opinions to respond to AHP questions during such period.

          (3)  Complete Product Information.  The receipt by AHP of complete
               ----------------------------
               Immunex information with respect to a Covered Property under
               Section 8.2(b)(2) above shall not be deemed to be a Candidate Product Opportunity unless such Covered Property is a Candidate Product and AHP exercises a Product Call with respect thereto.

8.3  Commencement of Time Period.  Upon AHP's receipt of notice from Immunex
     ---------------------------
     pursuant to Section 8.2 above, the Parties shall have a period of ninety
     (90) days in which to establish mutually acceptable terms and conditions under which AHP shall acquire the marketing rights referred to in Section
     8.1 above to the Covered Property. At the end of such period, if the Parties are unable to establish such mutually acceptable terms and conditions, Immunex shall have the right to offer such marketing rights to the Covered Property to a Third Party on terms that, taken as a whole, are no less favorable to Immunex than the terms last offered to AHP. If Immunex desires to enter into an agreement with a Third Party on terms that, taken as a whole, are more favorable to such Third Party than the terms last offered to AHP, then Immunex shall not enter into an agreement with such Third Party unless it first offers such new terms to AHP. AHP shall have thirty (30) days from receipt of such additional offer to accept such new terms.

8.4  Waiver of Rights.  If the Board of Directors of Immunex makes the
     ----------------
     determination set forth in Section 8.1 above with respect to a Covered Property prior to the time that notice may be given pursuant to Section 8.2 above, then, at the request of Immunex, AHP shall undertake to review the information regarding such Covered Property as set forth in Section 8.2(b)(1) or (2) above, as applicable, and shall exempt from this Article 8 any such Covered Property that, in AHP's good faith determination, does not fit within its then current or anticipated product profile.

8.5  Duration of Amended ROFR.  The Amended ROFR shall terminate on the later of
     ------------------------
     (a) the fifth (5th) anniversary of the Effective Date or (b) the date that AHP or its Affiliates shall cease to be a majority shareholder of Immunex, provided, however, that AHP shall continue to have the ability to exercise its rights under the Amended ROFR with respect to any Covered Property that was presented to AHP under the Amended ROFR prior to the termination of the Amended ROFR under this Section 8.5.

8.6  Interleukin-4 Receptor.  Notwithstanding anything herein to the contrary,
     ----------------------
     the Amended ROFR shall be applicable to Interleukin-4 receptor, or any analogs, derivatives, improvements, combination products or formulations thereof on a global basis, and notwithstanding Section 2.1(b) hereof, any prior waivers with respect thereto are null and void.

8.7  Former INOPs and Paclitaxel Products.  Notwithstanding anything herein to
     ------------------------------------
     the contrary, the Amended ROFR shall not be applicable to any Former INOPs or Paclitaxel Products.

8.8  Relationship of Product Calls to Amended ROFR.
     ---------------------------------------------

     (a)  Commencement of Amended ROFR Process After Waiver of Product Call.  If
          -----------------------------------------------------------------
          Immunex shall commence the Amended ROFR process for any Covered Property that is also a Candidate Product following AHP's waiver of a Product Call for such Candidate Product (including expiration of the Exercise Period applicable to such Candidate Product), AHP shall not have the right to exercise a Product Call for such Candidate Product.

     (b)  Commencement of Amended ROFR Process During Exercise Period.  Immunex
          -----------------------------------------------------------
          shall not commence the Amended ROFR process on any Covered Property that is also a Candidate Product during AHP's Exercise Period applicable to such Candidate Product.

     (c)  Exercisability of Product Call During Amended ROFR Process.  If
          ----------------------------------------------------------
          Immunex shall commence the Amended ROFR process with respect to a Covered Property that is also a Candidate Product, AHP shall have the right (unless, subject to Section 5.2(b) hereof, the Product Call for such Candidate Product has been previously waived or Immunex has previously exercised a Conversion Right on a Product Call that AHP has sought to exercise) to exercise a Product Call as to such Candidate Product during the Amended ROFR negotiating period.

     (d)  Preemption of Amended ROFR Process After Exercise of Product Call.
          -----------------------------------------------------------------
          If, during the Amended ROFR process, AHP exercises a Product Call with respect to a Covered Property that is also a Candidate Product, such exercise shall preempt the Amended ROFR process.

     (e)  Product Call for Less Than All Indications and/or Territories for a
          -------------------------------------------------------------------
          Candidate Product.  If, with respect to any Covered Property that is
          -----------------
          also a Candidate Product in the Amended ROFR process, AHP has not exercised the Product Call and the Product Call has not been waived, the Amended ROFR process shall continue and, if such process leads to a licensing transaction with respect to less than all indications or territories with respect to such Candidate Product, AHP shall have the right to exercise a Product Call with respect to the unlicensed indications and/or territories not so licensed, subject to Section 5.3(a)(1)(ii) hereof.

                          ARTICLE 9.  CONFIDENTIALITY

9.1  Acknowledgment Regarding Ownership.  Each Party has and shall at all times
     ----------------------------------
     retain all title and interest in and to its respective Confidential Information, except as otherwise expressly provided herein.

9.2  Nondisclosure of Confidential Information.  No Party may directly or
     -----------------------------------------
     indirectly publish, disseminate or otherwise disclose, deliver or make available to any person outside its organization any of the other Party's Confidential Information without first obtaining the disclosing Party's prior written consent to such disclosure. Each Party may disclose the other Party's Confidential Information to persons within their and their Affiliates' respective organizations who have a need to receive such Confidential Information in order to further the purposes of this Agreement and who are legally bound to protect the confidentiality of such Confidential Information. In the event that either Party is required by judicial or administrative process to disclose any of the other Party's Confidential Information, it shall promptly notify the other Party and allow the other Party a reasonable time to oppose such process before disclosing any of the other Party's Confidential Information, and to redact any portion of such Confidential Information as may be permissibly redacted in accordance with such process.

9.3  Use of Confidential Information.  Each Party shall use the Confidential
     -------------------------------
     Information disclosed to it hereunder solely for the express purposes and in accordance with the terms and conditions set forth herein, or for such other purposes as may be agreed upon by the Parties in writing from time to time.

9.4  Physical Protection of Confidential Information.  Each Party shall exercise
     -----------------------------------------------
     all commercially reasonable precautions to physically protect the integrity and confidentiality of the other Party's Confidential Information.

9.5  Disclosure to Consultants.  A Party may disclose the other Party's
     -------------------------
     Confidential Information to a consultant who needs to receive such Confidential Information in order to further the purposes of this Agreement, provided that the Party desiring to make such disclosure (a) has obtained the other Party's prior written consent to such disclosure and (b) has or shall obtain agreements with any such consultant which impose comparable confidentiality obligations as set forth herein on the Party desiring to make sure disclosure.

9.6  Strategic Interests and Competition.  Each Party acknowledges that the
     -----------------------------------
     other Party and/or its Affiliates have a strategic interest in immunology, oncology, biotechnology, and molecular biology research, own proprietary technical information, and intend to continue their development of commercial products for use in therapy and diagnosis regardless of whether the Parties enter any further agreements hereunder. Consistent with the foregoing, a Party's receipt and use of another Party's Confidential Information for the express purposes permitted by this Agreement shall not limit the receiving Party's ability to develop therapeutic or diagnostic products, provided that the receiving Party has complied with all of the requirements of this Article 9 with respect to the other Party's Confidential Information.

9.7  Return of Confidential Information.
     ----------------------------------

     (a)  Return of Confidential Information.  Subject to Section 9.7(b) below,
          ----------------------------------
          at any time upon the written request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party the disclosing Party's Confidential Information, including all copies thereof. At the disclosing Party's written request, the Confidential Information that is otherwise required to be returned to the disclosing Party shall be destroyed and such destruction shall be certified in writing to the disclosing Party by an authorized representative of the receiving Party. Notwithstanding the foregoing, the receiving Party may retain a single archival copy of the disclosing Party's Confidential Information solely for the purpose of establishing the extent of disclosure of Confidential Information by the disclosing Party hereunder. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Agreement.

     (b)  Exceptions.  The provisions of this Section 9.7 shall not apply (1)
          ----------
          during the Exercise Period with respect to Immunex Confidential Information disclosed to AHP in connection with the Candidate Product that is subject to a Product Call during such Exercise Period, (2) during the Amended ROFR negotiating period with respect to Immunex Confidential Information disclosed to AHP in connection with the Covered Property that is subject to the Amended ROFR during such negotiating period, or (3) to the extent AHP has received Immunex Confidential Information with respect to a Candidate Product or Elected Product pursuant to AHP's exercise of a Product Call related thereto.

9.8  Survival.  The confidentiality and non-use provisions contained herein
     --------
     shall remain effective during the Term of this Agreement and for five (5) years thereafter.

                  ARTICLE 10.  REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to the other Party as follows:

10.1  General Representations and Warranties.  Such Party (a) is a corporation
      --------------------------------------
     duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and (b) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such Party's ability to perform its obligations under this Agreement.

10.2 Agreement-related Representations and Warranties.  Such Party (a) has the
     ------------------------------------------------
     corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

10.3 Consents.  All necessary consents, approvals and authorizations of all
     --------
     governmental authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

10.4 No Conflict.  Notwithstanding anything to the contrary in this Agreement,
     -----------
     the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

10.5 Disclaimer. THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES
     ----------
     OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT IMMUNEX PRODUCTS, ROYALTY PRODUCTS OR WNOPS WILL BE DEVELOPED HEREUNDER, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                          ARTICLE 11.  INDEMNIFICATION

11.1 Indemnification by Immunex.  Except as set forth in Section 11.2 below,
     --------------------------
     and except to the extent caused by AHP's negligent or more culpable acts or omissions, Immunex shall indemnify, defend and hold AHP harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys' fees (collectively, the "Liabilities"), (a) that AHP incurs as a
                                         -----------
     result of exercise by Immunex of any rights accruing to Immunex under this Agreement or (b) relating to any claim, lawsuit or other action by a Third Party that arises out of, relates to or results from the breach by Immunex of any of its representations, warranties or covenants contained within this Agreement.

11.2 Indemnification by AHP.  Except as set forth in Section 11.1 above, and
     ----------------------
     except to the extent caused by Immunex's negligent or more culpable acts or omissions, AHP shall indemnify, defend and hold Immunex harmless from and against any Liabilities (a) that Immunex incurs as a result of exercise by AHP of any rights licensed or otherwise accruing to AHP under this Agreement or (b) relating to any claim, lawsuit or other action by a Third Party that arises out of, relates to or results from the breach by AHP of any of its representations, warranties or covenants contained within this Agreement.

11.3 Indemnification Procedures.  A Party (the "Indemnitee") which intends to
     --------------------------                 ----------
     claim indemnification under Section 11.1 or 11.2 above shall promptly notify the other Party (the "Indemnitor") in writing of any claim, lawsuit
                                  ----------
     or other action in respect of which the Indemnitee or any of its directors, officers, employees, agents and Affiliates intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents and Affiliates to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. The Parties agree that the Indemnitor shall select counsel reasonably satisfactory to the Indemnitee to undertake the defense of any claim, lawsuit or other action against the Indemnitee covered by the Indemnitor's indemnity hereunder. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                             ARTICLE 12.  CURRENCY

12.1 U.S. Currency; Interest Payments.  All payments to be made under this
     --------------------------------
     Agreement shall be made in U.S. dollars by bank wire transfer in immediately available funds to a bank account designated by the Party receiving the funds. Any payments to be made to a Party under this Agreement that are late under the applicable terms set forth herein shall include interest accrued at the prime lending rate of The Chase Manhattan Bank (or any successor entity thereto) in effect at the time such payment became overdue.

                         ARTICLE 13.  TERM; TERMINATION

13.1 Term.
     ----

     (a)  Product Call Term. The "Product Call Term" shall commence as of the
          -----------------       -----------------
          Effective Date and, subject to the provisions in this Article 13, shall continue in effect until the occurrence of a Product Call Termination Event.

     (b)  Amended ROFR Term. The "Amended ROFR Term" shall commence as of the
          -----------------       -----------------
          Effective Date and, subject to the provisions in this Article 13, shall continue in effect through the period set forth in Section 8.5 hereof.

     (c)  Term.  The "Term" of this Agreement shall commence as of the Effective
          ----        ----
          Date and, subject to the provisions in this Article 13, shall continue through the last to expire of the Product Call Term or the Amended ROFR Term, and shall continue thereafter until such time as the Parties have entered into the last definitive agreement contemplated herein.

13.2 Termination.
     -----------

     (a)  Material Breach.  Notwithstanding any other provision of this Article
          ---------------
          13, failure by either Party (the "Defaulting Party") to comply with
                                            ----------------
          any of the material obligations contained in this Agreement shall entitle the other Party (the "Nondefaulting Party") to give to the
                                        -------------------
          Defaulting Party notice specifying the nature of the default and requiring it to cure such default. If the Defaulting Party disagrees with the existence, extent or nature of the default, the Parties shall use good faith efforts to resolve the dispute. If (1) such default is not cured within sixty (60) days after the receipt of such notice, or
          (2) if such default cannot be cured within such sixty (60)-day period and the Defaulting Party delivers a certificate to the Nondefaulting Party that such material breach is not reasonably capable of being cured within such sixty (60)-day period and that the Defaulting Party is working diligently to cure such breach, provided that in no event shall the time for curing such material breach exceed an additional sixty (60) days, or (3) the Parties have not otherwise resolved the dispute during such period, the Nondefaulting Party shall be entitled, except as otherwise specifically provided in this Agreement, without prejudice to any of its other rights conferred on it by this Agreement, to terminate this Agreement.

     (b)  Insolvency or Bankruptcy.
          ------------------------

          (1)  Insolvency or Bankruptcy.  Either Party may, in addition to any
               ------------------------
               other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party (the "Insolvent Party") in the event such other Party shall have
               ----------------
               become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of the Insolvent Party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

          (2)  Rights in Bankruptcy.  All rights and licenses under or pursuant
               --------------------
               to this Agreement by the Parties are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that, as licensees of such rights under this Agreement, each shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against AHP or Immunex under the U.S. Bankruptcy Code, the Party which is not the bankrupt or insolvent entity shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by any non-insolvent Party.

13.3  Accrued Rights, Surviving Obligations.  Except as set forth herein, any
      -------------------------------------
      termination, cancellation or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the date of such termination, cancellation or expiration including, but not limited to, such Party's obligations under Articles 9 and 11 hereof, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, indefinitely.

                ARTICLE 14.  PUBLIC ANNOUNCEMENTS; USE OF NAMES

14.1  Public Announcements.  The Parties acknowledge their mutual intent to
      --------------------
      issue a press release regarding this Agreement at a mutually agreeable time. The Parties agree that they shall coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously, or is made as a joint press release. For all disclosures under this Section 14.1, except for such disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with federal or state laws or regulations, no public announcement or news releases relating to the subject matter herein or either Party's performance hereunder (collectively, a "Publication") shall be made
                                              -----------
      without the other Party's prior approval. Each Party agrees to submit such Publication it proposes to make to the other Party for purposes of such other Party's review and comment or, if required pursuant to this Section 14.1, approval. Any such disclosure will not contain Confidential Information of the other Party, unless if disclosure of such Confidential Information is required by law or regulation, in which case the disclosing Party will redact if permissible by such law or regulation, or otherwise make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed by requirement of such law or regulation. Except as otherwise required by such law or regulation, the Party whose press release has been reviewed shall consider in good faith the removal of any information the reviewing Party reasonably deems to be inappropriate for disclosure. Each Party further agrees to respond as promptly as reasonably practicable but, in any event, within fifteen (15) days following receipt from the other Party of such proposed Publication, and likewise agrees that it shall not unreasonably withhold approval of such Publication.

14.2  Use of Names.  Except as expressly provided for herein, in connection with
      ------------
      the subject matter hereof, neither Party shall, without the prior written consent of the other Party: (a) use in advertising, publicity, promotional premiums or otherwise, excluding internal communications, any trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party.

                        ARTICLE 15.  INDEPENDENT PARTIES

15.1  Independent Parties.  At all times during the Term of this Agreement,
      -------------------
      Immunex, on the one hand, and AHP and its Affiliates, on the other hand, shall be deemed and shall in fact be independent of one another and neither shall be authorized or empowered hereby to act as the agent for the other Party for any purpose whatsoever or, on behalf of the other, enter into any contract, warranty or representation as to any matter.

15.2  Non-Exercise of Rights.  AHP, Wyeth and ACY shall not exercise or cause to
      ----------------------
      be exercised any of ACY's rights set forth under Section 4.04 or 4.05 of the Governance Agreement to prevent or interfere with the exercise by Immunex of any rights provided to it under this Agreement.

                          ARTICLE 16.  EXPORT CONTROLS

16.1  Legal Compliance.  The Parties acknowledge that both are subject to laws
      ----------------
      and regulations of the U.S. governing exportation of technical information, computer software, laboratory prototypes and other commodities and that the rights hereunder are contingent on compliance with all such laws and regulations. The transfer of certain technical data and commodities may require a license from the appropriate agency of the U.S. Government and neither Party shall export such technical data or commodities to certain foreign countries to which export restrictions apply without the prior approval of such agency.

                           ARTICLE 17.  MISCELLANEOUS

17.1  Waiver.  Any term or condition of this Agreement may be waived or
      ------
      qualified at any time by the Party entitled to the benefit thereof by a written instrument that specifically identifies this Agreement and the term or condition to be waived or qualified and is executed by a duly authorized officer of such Party. No delay or failure on the part of either Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

17.2  Governing Law.  With the exception of patent matters which shall be
      -------------
      governed by application of national patent laws, this Agreement shall be construed and the respective rights of the Parties determined in accordance with the laws of the State of New Jersey.

17.3  Assignment.  Neither Party may assign its interest under this Agreement
      ----------
      without the prior written consent of the other Party, provided, however, that either Party may assign its rights and obligations under this Agreement, without the prior written consent of the other Party, to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to be bound by this Agreement. Such consent to the assignment of this Agreement shall not be unreasonably withheld. Any purported assignment without a required consent shall be void. Subject to the foregoing, any reference to Immunex or AHP in this Agreement shall be deemed to include the successors thereto and assigns thereof.

17.4  Severance.  If any provision of this Agreement is held to be invalid or
      ---------
      unenforceable by a court of competent jurisdiction, all other provisions shall continue in full force and effect.

17.5  Notices.
      -------

      (a) All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail (return receipt requested), or by overnight courier service, postage prepaid in each case, or by facsimile (and promptly confirmed by such registered or certified mail or overnight courier service) to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

      (b)  Notices to AHP, Wyeth, ACY or Lederle shall be addressed to:

           Wyeth-Ayerst Research
           555 East Lancaster
           St. Davids, Pennsylvania 19087

           Attention:   Senior Vice President-Global Business Development
           Facsimile No.: (610) 688-9498

      Copy to:   AMERICAN HOME PRODUCTS CORPORATION

           Five Giralda Farms
           Madison, New Jersey 07940
           Attention:  Senior Vice President and General Counsel

      (c)  Notices to Immunex shall be addressed to:

           IMMUNEX CORPORATION
           51 University Street
           Seattle, Washington 98101
           Attention:  Chief Executive Officer
           Facsimile No.: (206) 467-0368

      Copy to:  General Counsel at the same address.

17.6  Force Majeure.  No failure or omission by either Party in the performance
      -------------
      of any obligation under this Agreement (except the obligation to pay money) shall be deemed a breach hereof or create any liability if the same arises from any cause beyond the control and without the fault or negligence of the Party so affected, including but not limited to, the following: act of God; acts or omissions of any government; any rule, regulation or order issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; or strike, lockout or other work stoppage. The Party so affected shall give prompt written notice to the other Party of such force majeure, and shall take whatever reasonable steps are necessary to cure such failure or omission as soon as is practicable after the occurrence of the force majeure.

17.7  Further Assurances.  At the request of either Party hereto, the other
      ------------------
      Party shall execute and deliver from time to time such further instruments and shall provide reasonable cooperation in such proceedings or actions as shall be necessary or reasonably appropriate to effectuate the purposes of this Agreement.

17.8  Specific Performance.  The Parties hereto agree that irreparable damage
      --------------------
      would occur in the event any material provision of this Agreement was not performed in accordance with its specific terms, and that the Parties shall be entitled to specific performance of the specific terms hereof, in addition to any other remedy at law or equity.

17.9  Headings.  All headings are for reference purposes only and shall not in
      --------
      any way affect the meaning or interpretation of this Agreement.

17.10 Counterparts.  This Agreement may be executed in any number of
      ------------
      counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.11 Entire Agreement.  This Agreement, together with any Exhibits attached
      ----------------
      hereto and expressly incorporated herein, constitutes the entire agreement between the Parties relative to the specific subject matter hereof and supersedes all previous arrangements whether written or oral, concerning the specific subject matter hereof, subject to Section 17.12 below. Any amendment or modification to this Agreement shall be of no effect unless made in a writing that specifically references this Agreement and signed by each of the Parties.

17.12 Other Agreements.  The Parties acknowledge and agree that the other
      ----------------
      agreements among the Parties, including but not limited to, the following enumerated agreements, have not been amended or modified in any way pursuant to this Agreement: (a) the Research Collaboration, Development and License Agreement for TNF converting enzymes ("TACE") between AHP and
                                                         ----
      Immunex dated as of December 1, 1995, as amended by Amendment No. 1 to the TACE Research Collaboration, Development and License Agreement dated as of September 25, 1997, (b) the License Agreement for TACE between AHP and Immunex dated as of December 1, 1995, (c) the TNFR Agreement, (d) the Promotion Agreement between AHP and Immunex for the promotion of Enbrel (TNFR:Fc) in North America dated as of September 25, 1997, and (e) the Governance Agreement.

                   [This space is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have caused their duly authorized representatives to execute this Agreement.

                              AMERICAN HOME PRODUCTS CORPORATION

                              By:    /s/ Gerald A. Jibilian
                                  ------------------------------------
                              Name:      Gerald A. Jibilian
                                    ----------------------------------
                              Title:     Vice President
                                     ---------------------------------
                              Date:      6/25/98
                                    ----------------------------------

                              AMERICAN CYANAMID COMPANY

                              By:    /s/ Gerald A. Jibilian
                                  ------------------------------------
                              Name:      Gerald A. Jibilian
                                    ----------------------------------
                              Title:     Vice President
                                     ---------------------------------
                              Date:      6/25/98
                                    ----------------------------------


                              IMMUNEX CORPORATION

                              By: /s/ Edward V. Fritzky
                                  ------------------------------------
                                  Edward V. Fritzky
                                  Chairman and Chief Executive Officer

                              Date:   6/24/98
                                    ----------------------------------

                                   EXHIBIT A


          TABLE I:  INITIAL FEES AND MILESTONES FOR WORLDWIDE RIGHTS (IN MILLIONS)/1/
------------------------------------------------------------------------------------------------
Product Status       A: IND Track         B: Phase I          C: Phase II      D: After Product
 when Product           Status                                                 Call Alert Notice
 Call is
 Exercised
------------------------------------------------------------------------------------------------
Initial Fee:             $ 5                  $ 7                 $10                 $15
------------------------------------------------------------------------------------------------
Begin Phase I            $ 2                  N/A                 N/A                 N/A
------------------------------------------------------------------------------------------------
Begin Phase III          $ 3                  $ 7                 $10                 N/A
------------------------------------------------------------------------------------------------
First                    $ 5                  $ 8                 $10                 $25
BLA/NDA Filing
------------------------------------------------------------------------------------------------
First                    $10                  $12                 $20                 $30
BLA/NDA Approval
------------------------------------------------------------------------------------------------
TOTAL                    $25                  $34                 $50                 $70
================================================================================================

                TABLE II:  ROYALTIES (% OF INDICATED ANNUAL NET SALES INCREMENT)
------------------------------------------------------------------------------------------------
Product Status   A: IND Track         B: Phase I          C: Phase II      D: After Product Call
 when Product    Status                                                    Alert Notice
 Call is
 Exercised
------------------------------------------------------------------------------------------------
Incremental
 Annual Net
 Sales in
 Millions
------------------------------------------------------------------------------------------------
0-$200             [ * ]               [ * ]               [ * ]               [ * ]
------------------------------------------------------------------------------------------------
$200-400           [ * ]               [ * ]               [ * ]               [ * ]
------------------------------------------------------------------------------------------------
$400-600           [ * ]               [ * ]               [ * ]               [ * ]
------------------------------------------------------------------------------------------------

     /1/ Subject to reduction pursuant to Section 5.3(a)(1)(ii) and Section 6.1(d) of the Agreement.

-----------------
*Confidential Treatment Requested.

$ Less than 600    [ * ]               [ * ]               [ * ]               [ * ]
------------------------------------------------------------------------------------------------
Maximum Third      [ * ]               [ * ]               [ * ]               [ * ]
 Party Royalty
 Credit
------------------------------------------------------------------------------------------------

-----------------
*Confidential Treatment Requested.

                                   EXHIBIT B

                 CRITERIA FOR TRIGGERING AHP'S AMENDED ROFR TO

                              "IMMUNEX TECHNOLOGY"

     When IMMUNEX TECHNOLOGY is a SUBSTANCE (but not an Immunex Product, in which case the Amended ROFR criteria applicable to Immunex Products set forth in
Section 8.2(a)(1) of the Agreement obtains), such as a protein:

 .   STRUCTURE

     for proteins other than antibodies, this shall mean the natural protein has been isolated and purified and Immunex is working on elucidating the amino acid sequence and cloning the DNA for polyclonal antibodies, this shall mean that the antigen bound by the antibodies has been identified and Immunex has isolated the antigen in a form sufficiently pure to be used to raise additional polyclonal antibodies for a monoclonal antibody, this shall mean that the antigen bound by the antibody has been identified and Immunex has isolated a hybridoma suitable for sustained production of the monoclonal antibody

 .    SCIENTIFICALLY ACCEPTABLE EVIDENCE THAT SUBSTANCE FUNCTIONALLY RELATES TO
     DISEASE STATE OR BIOLOGICAL PROCESS

     e.g., for genes and the proteins they encode, this shall include scientific
     ----
     evidence such as that provided by a knock-out mouse model, antisense inhibition, antibody inhibition or dominant negative mutations that are capable of demonstrating the biological effect of altering or ablating protein function, in vitro demonstration that certain substances
                       --------
     specifically modulate the activity of the gene or protein it encodes, and the like, as appropriate; for small molecules this shall include structure-functional activity data, potency information, and the like, as appropriate; and for polyclonal or monoclonal antibodies, scientific evidence that a diagnostic assay using the antibodies can be used to detect a disease state or other biological condition desired to be detected Criteria to also include the following when entity to be developed is a RECOMBINANT PROTEIN:

     . indicia that protein will be capable of successful recombinant expression

     .  in vitro profile comparison of recombinant protein to native protein
        --------
        (e.g., binding activity and specificity and other parameters as
         ---
        appropriate)

     .  if purified natural protein is not practically available (e.g., TPO)
                                                                 ----
        other evidence that the recombinant protein is biologically active may be employed

 .    PATENT APPLICATION FILED

     When IMMUNEX TECHNOLOGY is a METHODOLOGY:

 .    SCIENTIFICALLY ACCEPTABLE EVIDENCE THAT METHODOLOGY HAS COMMERCIAL AND/OR
     RESEARCH TOOL SIGNIFICANCE

     e.g., for expression systems, purification systems and the like, this shall
     ----
     include data supporting enhanced yields of expression or purification or demonstration of expression or purification that had not been previously obtainable, and the like, as appropriate for molecular screening targets, e.g., TACE, this shall include meaningful
                                    ----
     data showing that inhibition or potentiation of the biological function of the target will have a potentially useful effect in modulating a disease state or biological process, for example, growth, development or reproduction

 .    PATENT APPLICATION FILED

     unless inappropriate because strategy is to maintain such proprietary methodology as a trade secret

                                   EXHIBIT C
                                   ---------


                               ROYALTY AGREEMENT

     THIS ROYALTY AGREEMENT (the "Agreement"), effective as of the 1st day of
                                  ---------
July, 1998, by and among AMERICAN HOME PRODUCTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("AHP"), AMERICAN
                                                                 ---
CYANAMID COMPANY, a corporation organized and existing under the laws of Maine and a wholly-owned subsidiary of ACY ("ACY"), and IMMUNEX CORPORATION, a
                                       ---
corporation organized and existing under the laws of the State of Washington, together with its Affiliates (as defined herein) ("Immunex").
                                                   -------

     WHEREAS, AHP, ACY and Immunex have entered into a Product Rights Agreement effective as of the date hereof (the "Product Rights Agreement"), pursuant to
                                      ------------------------
which Immunex has agreed to pay ACY royalties in respect of the Net Sales (as defined herein) of certain products (as defined herein, the "Former INOP Royalty
                                                             -------------------
Products") in the Territory (as defined herein);
--------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties (as defined herein), intending to be legally bound hereby, do hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

     The following terms, whether used in the singular or the plural, shall have the meanings designated to them under this Article unless otherwise specifically indicated.

1.1  "Affiliate" shall mean any corporation or business entity of which a Party
      ---------
     owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party. For purposes of this Agreement, the Parties and their Affiliates shall not be deemed to be Affiliates of each other.

1.2  "Amended INOP Agreement" shall mean the Immunex New Oncology Product
      ----------------------
     License Agreement, dated as of June 1, 1993, between Immunex and ACY, as amended by Amendment No. 1 to Immunex New Oncology Product License Agreement dated as of July 1, 1996.

1.3  "Calendar Quarter" shall mean each three (3)-month period commencing the
      ----------------
     first day of January, April, July and October of each Calendar Year (as defined herein).

1.4  "Calendar Year" shall mean each twelve (12)-month period commencing January
      -------------
     1 of each year after the Effective Date (as defined herein) through the end of the Term (as defined herein) of this Agreement.

1.5  "Combination Products" shall mean any pharmaceutical or biological
      --------------------
     preparation in finished form that contains a Former INOP Royalty Product in combination with one or more other active ingredients.

1.6  "Distributor" shall mean any Third Party (as defined herein) that purchases
      -----------
     a Former INOP Royalty Product in finished form (in final packaged form bearing the applicable Party's or its Affiliate's tradedress) for resale in any part of the Territory.

1.7  "Effective Date" shall mean the effective date of this Agreement, which
      --------------
     shall be the date appearing at the beginning of this Agreement.

1.8  "FDA" shall mean the U.S. (as defined herein) Food and Drug Administration,
      ---
     or any successor entity thereto.

1.9  "FLT-3 Ligand Agreement" shall mean the FLT-3 Ligand License and
      ----------------------
     Development Agreement between Immunex and ACY effective as of July 1, 1996.

1.10  "FLT-3 Ligand Products" shall mean any human health product having
       ---------------------
     therapeutic and/or prophylactic effects on disease that includes a human Flt-3 ligand polypeptide and is claimed by Immunex Granted Patents (as defined herein) or Joint Granted Patents (as defined herein).

1.11  "First Commercial Sale" shall mean the date on which a Former INOP Royalty
       ---------------------
     Product is delivered to a Third Party pursuant to a binding agreement of sale (which may consist of an invoice acknowledging a purchase order) in the applicable country in the Territory following the date of regulatory approval of such Former INOP Royalty Product in such country or, if no such approval is required, following the date on which Immunex or its licensee, as applicable, determines to commercially launch such Former INOP Royalty Product in such country.

1.12  "Former INOP Royalty Products" shall mean
       ----------------------------

     (a)  FLT-3 Ligand Products,

     (b)  GM-CSF Products (as defined herein), and

     (c)  IL-15 Products (as defined herein).

1.13  "GM-CSF Products" shall mean any human health product having therapeutic
       ---------------
      and/or prophylactic effects on disease that includes Sargramostim (as defined herein).

1.14  "Granted Patents" shall mean any claims of an issued and unexpired Patent
       ---------------
      (as defined herein) that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, or that remains unappealable or unappealed within the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, and shall refer to patents owned solely by Immunex ("Immunex
                                                                      -------
      Granted Patents") or patents owned jointly by the Parties or their
      ---------------
      Affiliates ("Joint Granted Patents"), however appropriate.
                  ---------------------

1.15  "IL-15 Products" shall mean any human health product having therapeutic
       --------------
      and/or prophylactic effects on disease that includes a human Interleukin-15 polypeptide and is claimed by Immunex Granted Patents or Joint Granted Patents.

1.16  "Immunex New Oncology Product" or "INOP" shall have the meaning accorded
       ----------------------------      ----
      thereto in the Amended INOP Agreement.

1.17  "Immunex Patents" shall mean all Immunex Granted Patents and patent
       ---------------
      applications and any Third Party patents and patent applications in which Immunex has a licensable interest, that are necessary in order to develop, make, have made, use, import, offer for sale or sell a particular Former INOP Royalty Product, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protection certificate or other means by which greater effective patent protection is extended that exist as of the Effective Date of or are issued or filed at any time during the Term of this Agreement.

1.18  "Joint Patents" shall mean all Joint Granted Patents and patent
       -------------
      applications of which AHP and/or its Affiliates is a joint owner with Immunex, as determined by the patent laws of the applicable country or as otherwise expressly provided for by the Parties, that are necessary in order to make, have made, use, import, offer for sale or sell a particular Former INOP Royalty Product, and any reissues, re-examinations, continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, and any extension of the term of the patent or supplementary protection certificate or other means by which greater effective patent protection is extended that exist as of the Effective
      Date of or are issued or filed at any time during the Term of this Agreement.

1.19  "Market Launch" shall mean on a country-by-country basis in the Territory,
       -------------
     the First Commercial Sale of a Former INOP Royalty Product in that country.

1.20  "Net Sales" shall mean the gross invoice price of a Former INOP Royalty
       ---------
     Product sold by Immunex or its licensees, to a Third Party after deducting, if not already deducted in the amount invoiced:

       (a) the standard inventory cost (actual acquisition cost) of devices used for dispensing or administering such Former INOP Royalty Product and that accompany such Former INOP Royalty Product as it is sold;

       (b)  then normal or customary trade, cash, and/or quantity discounts;

       (c)  returns, allowances, free goods, rebates and chargebacks;

       (d) retroactive price reductions applicable to sales of such Former INOP Royalty Product;

       (e) fees paid to Distributors, selling agents (excluding any sales representatives of Immunex or its licensees), group purchasing organizations and managed care entities;

       (f)  sales taxes, excise taxes, tariffs and duties; and

       (g) two percent (2%) of the amount invoiced to cover bad debt, freight or other transportation costs, insurance charges, additional special packaging, and other governmental charges.

1.21   "North America" shall mean the U.S. and Canada.
        -------------

1.22   "Party" or "Parties" shall mean Immunex, AHP and/or ACY, as the context
        -----      -------
       requires.

1.23   "Patents" shall mean Immunex Patents and Joint Patents.
        -------

1.24   "Sargramostim" shall mean the GM-CSF Product licensed by the FDA under
        ------------
       License No. 1132.

1.25  "Term" shall have the meaning set forth in Section 5.1 hereof.
       ----

1.26  "Territory" shall mean all of the countries of the world except North
       ---------
     America.

1.27  "Third Party" shall mean any party other than Immunex, AHP, ACY and their
       -----------
      respective Affiliates.

1.28  "U.S." shall mean the United States of America, its territories and
       ----
      possessions, and the Commonwealth of Puerto Rico.

1.29  Each of the following definitions are found in the Agreement as indicated:

                                                          Section
                                                          -------

                                                                  Section
                                                                  -------
"Defaulting Party"                                                 5.2(a)
 ----------------
"Immunex Granted Patents"                                          1.14
 -----------------------
"Indemnitee"                                                       4.3
 ----------
"Indemnitor"                                                       4.3
 ----------
"Insolvent Party"                                                  5.2(b)
 ---------------
"Joint Granted Patents"                                            1.14
 ---------------------
"Liabilities"                                                      4.1
 -----------
"License Right"                                                    2.1(c)
 -------------
"Nondefaulting Party"                                              5.2(a)
 -------------------
"Payor"                                                            2.2
 -----
"Publication"                                                      6.1
 -----------

                        ARTICLE 2.  PAYMENT OF ROYALTIES

2.1  Royalties on Former INOP Royalty Products.  In consideration of termination
     -----------------------------------------
     of the Amended INOP Agreement and the FLT-3 Ligand Agreement pursuant to the Product Rights Agreement, Immunex shall pay or cause to be paid to ACY an earned royalty, on a country-by-country basis, of [ * ] percent ([ * ]%) of the quarterly Net Sales in the Territory of any of the Former INOP Royalty Products by Immunex and its licensees, such royalties to begin on the date of Market Launch of any such Former INOP Royalty Product in a specific country within the Territory. Such royalties shall be payable with respect to each Former INOP Royalty Product until the later of (a) expiration of the last Granted Patent in such country that specifically claims the applicable Former INOP Royalty Product, but in no event longer than twenty (20) years from the Effective Date or (b) ten (10) years from the date of the Market Launch of the applicable Former INOP Royalty Product in such country.

2.2  Royalty Reports.  Immunex and/or its licensees, as applicable (each, a
     ---------------
     "Payor"), shall keep true accounts of Net Sales of the Former INOP Royalty
     ------
     Products, and deliver to ACY, within sixty (60) calendar days after the end of each Calendar Quarter a written account, including quantities, of Net Sales of

-----------------
*Confidential Treatment Requested.

     the Former INOP Royalty Products, broken down by each Former INOP
     Royalty Product on a country-by-country basis in the Territory, that are subject to earned royalty payments hereunder. The information provided in each royalty report shall be maintained confidential by ACY.

2.3  Royalty Payments.  With each accounting required by this Article 2, the
     ----------------
     Payor shall also provide to ACY, without deduction except where expressly permitted by this Agreement, all earned royalty payments due for the Calendar Quarter for which the accounting is made.

2.4  Currency Conversion.  Payments hereunder by the Payor shall be made to ACY
     -------------------
     in U.S. dollars. For converting any royalty payments on Net Sales made in a currency other than U.S. dollars, Net Sales shall first be determined in the currency of the country in which they are earned and shall be converted each Calendar Quarter into an account in U.S. dollars at the average of the bid and ask prices reported in the Wall Street Journal as of the close of
                                        -------------------
     the last business day of such Calendar Quarter in which such royalty is due. If the last day of such Calendar Quarter is not a business day, then the closest preceding business day shall be used for such calculation. All such converted Net Sales shall be consolidated for each Calendar Quarter and the applicable royalty payable determined therefrom. If by law, regulation or fiscal policy of a particular country, remittance of royalties in U.S. dollars is restricted or forbidden, notice thereof will be promptly given to ACY, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of ACY in a recognized banking institution designated by ACY or its Affiliates, as applicable. When in any country a law or regulation prohibits both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that the Payor would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable.
     The actual currency conversion calculations by a Payor for any country in the Territory for a particular Calendar Quarter shall be included in the royalty report provided to ACY for such Calendar Quarter under Section 2.2 above.

2.5  Withholding Taxes. ACY shall pay any and all taxes levied on account of, or
     -----------------
     measured exclusively by, royalties it receives hereunder. If applicable laws or regulations require that taxes be withheld from royalties payable hereunder, the Payor shall (a) deduct such taxes from the remittable royalty, (b) timely pay such taxes to the proper taxing authority, and (c) send proof of such tax payment, if available, to ACY within sixty (60) days following such payment. Immunex agrees to take reasonable efforts to minimize such taxes to ACY.

2.6  Combination Products.
     --------------------

     (a) Royalties due on sales of any Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Former INOP Royalty Product if sold separately, and B is the total invoice price of any other active component or components in the combination, if sold separately by or on behalf of the Payor.

     (b) If the other active component or components in the combination are not sold separately by or on behalf of the Payor, then Net Sales, for the purpose of determining royalties on the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of the Former INOP Royalty Product if sold separately and C is the invoice price of the Combination Product.

     (c) If neither the Former INOP Royalty Product nor the Combination Product is sold separately, Net Sales for purposes of determining royalties on the Combination Product shall be calculated as above except that the Parties shall allocate values to the components A and B based upon a good faith determination of the respective contributions of such components to the market value of the Combination Product.

2.7  Internal Sales.  Sales among Immunex and its licensees shall not be subject
     --------------
     to royalties, but in such cases royalties shall be calculated upon the quarterly Net Sales of Immunex or its licensees to Third Parties.

2.8  One Royalty.  The obligation to pay royalties shall be imposed only once
     -----------
     with respect to the same unit of a Former INOP Royalty Product.

2.9  Samples.  No royalties shall accrue on disposition of reasonable quantities
     -------
     of a Former INOP Royalty Product for no charge as samples or donations to Third Parties.

2.10  Records.  Immunex shall keep and maintain, and shall require its licensees
      -------
     to maintain, in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all sales of the Former INOP Royalty Products in any part of the Territory for a period of at least three (3) years following the end of each Calendar Year. At ACY's request and expense, each Payor, as applicable, shall permit an independent public accountant selected by ACY to have access, not more than once in any consecutive four (4) Calendar Quarters, to such books and records for the sole purpose of determining the correctness of all calculations of Net Sales and royalties reported hereunder; provided, however, if such independent public accountant reasonably determines that such royalties have been, for any Calendar Quarter, after normal adjustments, understated by an amount equal to or greater than ten percent (10%), the responsible Payor shall, in addition to remitting the royalty underpayment with interest thereon as set forth in Section 3.1 hereof, pay all reasonable fees and disbursements incurred by such independent public accountant in the course of making such determination. ACY shall provide at least twenty
     (20) days' prior notice before such inspection and all such inspections shall be conducted during normal business hours. Upon the expiration of three (3) years following the end of any Calendar Year, the calculation of royalties in respect of such Calendar Year shall be binding and conclusive upon ACY. ACY agrees that any such independent public accountant shall be subject to an obligation to maintain any information reviewed in confidence.

                              ARTICLE 3.  CURRENCY

3.1  U.S. Currency.  All payments to be made under this Agreement shall be made
     -------------
     in U.S. dollars by bank wire transfer in immediately available funds to a bank account designated by ACY. Any payments to be made to ACY under this Agreement that are late under the applicable terms set forth herein shall include interest accrued at the prime lending rate of The Chase Manhattan Bank (or any successor entity thereto) in effect at the time such payment became overdue.

                          ARTICLE 4.  INDEMNIFICATION

4.1  Indemnification by Immunex.  Except as set forth in Section 4.2 below, and
     --------------------------
     except to the extent caused by ACY's negligent or more culpable acts or omissions, Immunex shall indemnify, defend and hold ACY harmless from and against any liabilities, damages, costs or expenses, including reasonable attorneys' fees (collectively, the "Liabilities"), (a) that ACY incurs as a
                                         -----------
     result of exercise by Immunex of any rights accruing to Immunex under this Agreement, (b) that arise from any claim, lawsuit or other action by a Third Party resulting from the breach by Immunex of any of its covenants contained within this Agreement, or (c) that arise from any claim, lawsuit or other action by a Third

     Party caused by the manufacture, use or sale of any Former INOP Royalty Product, including, but not limited to, a claim, lawsuit, or other action related to the death of or injury to a Third Party.

4.2  Indemnification by ACY.  Except as set forth in Section 4.1 above, and
     ----------------------
     except to the extent caused by Immunex's negligent or more culpable acts or omissions, ACY shall indemnify, defend and hold Immunex harmless from and against any Liabilities (a) that Immunex incurs as a result of exercise by ACY of any rights accruing to ACY under this Agreement or (b) that arise from any claim, lawsuit or other action by a Third Party resulting from the breach by ACY of any of its covenants contained within this Agreement.

4.3  Indemnification Procedures.  A Party (the "Indemnitee") which intends to
     --------------------------                 ----------
     claim indemnification under Section 4.1 or 4.2 above shall promptly notify the other Party (the "Indemnitor") in writing of any claim, lawsuit or
                           ----------
     other action in respect of which the Indemnitee or any of its directors, officers, employees, agents and Affiliates intend to claim such indemnification. The Indemnitee shall permit, and shall cause its directors, officers, employees, agents and Affiliates to permit, the Indemnitor, at its discretion, to settle any such claim, lawsuit or other action and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. The Parties agree that the Indemnitor shall select counsel reasonably satisfactory to the Indemnitee to undertake the defense of any claim, lawsuit or other action against the Indemnitee covered by the Indemnitor's indemnity hereunder. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its directors, officers, employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                         ARTICLE 5. TERM; TERMINATION

5.1 Term. The "Term" of this Agreement shall commence as of the Effective Date and, subject to the provisions in this Article 5, shall continue in effect until the expiration of the latest of Immunex's obligations to make payments to ACY that are required pursuant to this Agreement.

5.2  Termination.

     (a) Material Breach. Notwithstanding any other provision of this Article 5, failure by either Party (the "Defaulting Party") to comply with any of the material obligations contained in this Agreement shall entitle the other Party (the "Nondefaulting Party") to give to the Defaulting Party notice specifying the nature of the default and requiring it to cure such default. If the Defaulting Party disagrees with the existence, extent or nature of the default, the Parties shall use good faith efforts to resolve the dispute. If (1) such default is not cured within sixty (60) days after the receipt of such notice, or (2) if such default cannot be cured within such sixty (60)-day period and the Defaulting Party delivers a certificate to the Nondefaulting Party that such material breach is not reasonably capable of being cured within sixty (60)-day period and that the Defaulting Party is working diligently to cure such breach, provided that in no event shall the time for curing such material breach exceed an additional sixty (60) days, or (3) the Parties have not otherwise resolved the dispute during such period, the Nondefaulting Party shall be entitled, except as otherwise specifically provided in this Agreement, without prejudice to any of its other rights conferred on it by this Agreement, to terminate this Agreement.

     (b) Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party (the "Insolvent Party") in the event such other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution or similar process against any substantial part of the property of the Insolvent Party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

5.3  Consequences of Termination.   In the event of termination of this
     Agreement by ACY under Section 5.2(a) or (b) hereof, Immunex's obligation to pay royalties on Former INOP Royalty Products shall survive through the end of the period set forth in Section 2.1 hereof, and the terms in Article 2 hereof applicable to royalties shall continue to apply for the same period.

5.4 Accrued Rights, Surviving Obligations. Except as set forth herein, any termination, cancellation or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the date of such termination, cancellation or expiration including, but not limited to, Immunex's obligations under Section 5.3 hereof and Article 4 hereof, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, indefinitely.

                 ARTICLE 6. PUBLIC ANNOUNCEMENTS; USE OF NAMES

6.1  Public Announcements.  The Parties acknowledge their mutual intent to issue
     --------------------
     a press release regarding this Agreement at a mutually agreeable time. The Parties agree that they shall coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously, or is made as a joint press release. For all disclosures under this Section 6.1, except for such disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with federal or state laws or regulations, no public announcement or news releases relating to the subject matter herein or either Party's performance hereunder (collectively, a "Publication") shall be made without the other Party's
                       -----------
     prior approval. Each Party agrees to submit such Publication it proposes to make to the other Party for purposes of such other Party's review and comment or, if required pursuant to this Section 6.1, approval. Any such disclosure will not contain confidential business or technical information of the other Party, unless if disclosure of such confidential business or technical information is required by law or regulation, in which case the disclosing Party will redact if permissible by such law or regulation, or otherwise make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed by requirement of such law or regulation. Except as otherwise required by such law or regulation, the Party whose press release has been reviewed shall consider in good faith the removal of any information the reviewing Party reasonably deems to be inappropriate for disclosure. Each Party further agrees to respond as promptly as reasonably practicable but, in any event, within fifteen (15) days following receipt from the other Party of such proposed Publication, and likewise agrees that it shall not unreasonably withhold approval of such Publication.

6.2  Use of Names.  Except as expressly provided for herein, in connection with
     ------------
     the subject matter hereof, neither Party shall, without the prior written consent of the other Party: (a) use in advertising, publicity, promotional premiums or otherwise, excluding internal communications, any trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party.

                        ARTICLE 7. INDEPENDENT PARTIES

7.1  Independent Parties.  At all times during the term of this Agreement,
     -------------------
     Immunex, on the one hand, and ACY and its Affiliates, on the other hand, shall be deemed and shall in fact be independent of one another and neither shall be authorized or empowered hereby to act as the agent for the other Party for any purpose whatsoever or, on behalf of the other, enter into any contract, warranty or representation as to any matter.

                           ARTICLE 8. MISCELLANEOUS

8.1  Waiver.  Any term or condition of this Agreement may be waived or qualified
     ------
     at any time by the Party entitled to the benefit thereof by a written instrument that specifically identifies this Agreement and the term or condition to be waived or qualified and is executed by a duly authorized officer of such Party. No delay or failure on the part of either Party in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.

8.2  Governing Law.  With the exception of patent matters which shall be
     -------------
     governed by application of national patent laws, this Agreement shall be construed and the respective rights of the Parties determined in accordance with the laws of the State of New Jersey.

8.3  Assignment.  Neither Party may assign its interest under this Agreement
     ----------
     without the prior written consent of the other Party, provided, however, that either Party may assign its rights and obligations under this Agreement, without the prior written consent of the other Party, to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to be bound by this Agreement. Such consent to the assignment of this Agreement shall not be unreasonably withheld. Any purported assignment without a required consent shall be void. Subject to the foregoing, any reference to Immunex or ACY in this Agreement shall be deemed to include the successors thereto and assigns thereof.

8.4  Severance.  If any provision of this Agreement is held to be invalid or
     ---------
     unenforceable by a court of competent jurisdiction, all other provisions shall continue in full force and effect.

8.5  Notices.
     -------

     (a) All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by registered or certified mail (return receipt requested), or by overnight courier service, postage prepaid in each case, or by facsimile (and promptly confirmed by such registered or certified mail or overnight courier service) to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party. The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

     (b)  Notices to AHP or ACY shall be addressed to:

     Wyeth-Ayerst Research
     555 East Lancaster
     St. Davids, Pennsylvania 19087
     Attention:   Senior Vice President-Global Business Development
     Facsimile No.:  (610) 688-9498

     Copy to:   AMERICAN HOME PRODUCTS CORPORATION

     Five Giralda Farms
     Madison, New Jersey 07940
     Attention:  Senior Vice President and General Counsel

     (c)  Notices to Immunex shall be addressed to:

     IMMUNEX CORPORATION
     51 University Street
     Seattle, Washington 98101
     Attention:  Chief Financial Officer
     Facsimile No.:  (206) 292-9271

     Copy to:  General Counsel at the same address.

8.6  Force Majeure.  No failure or omission by either Party in the performance
     -------------
     of any obligation under this Agreement (except the obligation to pay money) shall be deemed a breach hereof or create any liability if the same arises from any cause beyond the control and without the fault or negligence of the Party so affected, including but not limited to, the following: act of God; acts or omissions of any government; any rule, regulation or order issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; or strike, lockout or other work stoppage. The Party so affected shall give prompt written notice to the other Party of such force majeure, and shall take whatever reasonable steps are necessary to cure such failure or omission as soon as is practicable after the occurrence of the force majeure.

8.7  Further Assurances.  At the request of either Party hereto, the other Party
     ------------------
     shall execute and deliver from time to time such further instruments and shall provide reasonable cooperation in such proceedings or actions as shall be necessary or reasonably appropriate to effectuate the purposes of this Agreement.

8.8  Headings.  All headings are for reference purposes only and shall not in
     --------
     any way affect the meaning or interpretation of this Agreement.

8.9  Counterparts.  This Agreement may be executed in any number of
     ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Entire Agreement.  This Agreement constitutes the entire agreement between
     ----------------
     the Parties relative to the specific subject matter hereof and supersedes all previous arrangements whether written or oral, concerning the specific subject matter hereof. Any amendment or modification to this Agreement shall be of no effect unless made in a writing that specifically references this Agreement and signed by both Parties.


                   [This space is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have caused their duly authorized representatives to execute this Agreement.

                              AMERICAN HOME PRODUCTS CORPORATION

                              By:    /s/ Gerald A. Jibilian
                                  ------------------------------------
                              Name:      Gerald A. Jibilian
                                    ----------------------------------
                              Title:     Vice President
                                     ---------------------------------
                              Date:      6/25/98
                                    ----------------------------------

                              AMERICAN CYANAMID COMPANY

                              By:    /s/ Gerald A. Jibilian
                                  ------------------------------------
                              Name:      Gerald A. Jibilian
                                    ----------------------------------
                              Title:     Vice President
                                     ---------------------------------
                              Date:      6/25/98
                                    ----------------------------------


                              IMMUNEX CORPORATION

                              By: /s/ Edward V. Fritzky
                                  ------------------------------------
                                  Edward V. Fritzky
                                  Chairman and Chief Executive Officer

                              Date:   6/24/98
                                    ----------------------------------